CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***].

Execution Version

The information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referred to herein in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, exemption from registration or qualification under the securities laws of any such jurisdiction.

LOCK-UP AGREEMENT dated 27 March 2021 GRUPO VILLAR MIR, S.A.U. THE TYRUS BACKSTOP PROVIDER THE TYRUS PLEDGEE FERROGLOBE PLC GLOBE SPECIALTY METALS, INC. THE GUARANTORS and THE CONSENTING NOTEHOLDERS

MILBANK LLP London

4816-3932-1062

CONTENTS

Clause     Page

1.Definitions and Interpretation1

2.Execution and Effectiveness16

3.SUPPORT FOR THE TRANSACTION18

4.Consent FEES25

5.Additional Parties27

6.Transfers27

7.AD HOC GROUP29

8.Limitations31

9.Termination34

10.Representations39

11.Confidentiality42

12.Notices46

13.Information Agent48

14.Separate Rights49

15.Specific Performance49

16.Partial Invalidity50

17.Remedies and Waivers50

18.Amendments and Waivers50

19.Reservation of Rights52

20.THIRD PARTY RIGHTS52

21.COSTS AND EXPENSES52

22.Counterparts52

23.Entire Agreement53

24.Governing Law53

25.Enforcement53

26.SUBMISSION TO THE ENGLISH COURT53

27.Service of Process53

Schedule 1 Guarantors103

Schedule 2 Original Consenting Noteholders105

Schedule 3 Form of Noteholder Accession Letter106

(i)

4816-3932-1062

Schedule 4 Form of Transfer Certificate110

Schedule 5 Term Sheet115

Schedule 6 Outline Implementation Steps158

(ii)

4816-3932-1062

THIS AGREEMENT (this “Agreement”) is dated 27 March 2021 and made amongst:

(1)	GRUPO VILLAR MIR, S.A.U. a limited liability company incorporated in Spain, with its registered office at Paseo de la Castellana 259D, 51st floor, 28046 Madrid, Spain and company number A82500257 (“GVM”);
(2)	FERROGLOBE PLC, a limited liability company incorporated in England, with its registered office at 5 Fleet Place, London, England, EC4M 7RD and company number 09425113 (“Ferroglobe”);
(3)	GLOBE SPECIALTY METALS, INC., a corporation incorporated in the State of Delaware, with its registered office at Corporation Trust Center 1209 Orange Street, Wilmington, Delaware, 19801 and company number 20-2055624 (EIN) (“GSM”, and together with Ferroglobe and, with effect from the date any NewCo becomes an issuer under the Existing $350m Notes, that NewCo, each a “Co-Issuer”);
(4)	[***] (the “Tyrus Backstop Provider”);
(5)	[***] (the “Tyrus Pledgee” together with the Tyrus Backstop Provider “Tyrus”, and together with GVM each an “Equity Party”);
(6)	THE PERSONS WHOSE NAMES ARE LISTED IN SCHEDULE 1 (the “Guarantors”, and the Guarantors, together with the Co-Issuers and each NewCo, the “Ferroglobe Parties” and each a “Ferroglobe Party”); and
(7)	THE CONSENTING NOTEHOLDERS (as defined below).

IT IS AGREED as follows:

1.	Definitions and Interpretation
1.1	Definitions

In this Agreement, capitalised terms used but not defined shall have the meanings given to those terms in the Existing $350m Notes Indenture, and the following capitalised terms shall have the following meanings:

“0.5% Late Cash Consent Fee” has the meaning given in Clause 4.1(a)(ii).
“1% Early Cash Consent Fee” has the meaning given in Clause 4.1(a)(i).
“1.75% Exchange Offer Equity Fee” has the meaning given in Clause 4.2(a)(ii).
“2% Early Equity Fee” has the meaning given in Clause 4.2(a)(i).
“3.75% Scheme Equity Fee” has the meaning given in 4.2(b).

“ABL Facility Agreement” means the Credit and Security Agreement dated as of October 11, 2019 (as amended, restated, supplemented or otherwise modified from time to time), by and among, inter alia, GSM, QSIP Canada ULC, the other credit parties from time to time party thereto, PNC Bank National Association as agent and any other lenders from time to time that are party thereto.

4816-3932-1062

“Ad Hoc Group” means the ad hoc group of Noteholders (comprising those entities notified to Ferroglobe by the AHG Advisers in writing time to time), who are advised by the AHG Advisers and each member of the Ad Hoc Group shall be an “Ad Hoc Group Member”.
“Additional Consenting Noteholder” means any Noteholder which has become a Consenting Noteholder in accordance with Clause 5.
“Additional Locked-Up Notes” has the meaning given in Clause 6.4.
“Affiliate” means, in relation to a person,
(a)	any other person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such person, and
(b)	a Subsidiary of that person, a holding company of that person or any other Subsidiary of that holding company.
“Agreed Form” means:
(a)	with respect to (i) the documents listed in the definition of “Core Transaction Documents” (other than those listed in limb (i)), and (ii) the “Transaction Consents”, in form and substance acceptable to Ferroglobe and the Majority Ad Hoc Group;
(b)	with respect to the documents listed in limbs (a)(i), (b)(i), (c), (g), and (k) only of the definition of “Core Transaction Documents”, in form and substance acceptable to Ferroglobe and Tyrus;
(c)	with respect to the documents listed in limbs (a)(ii), (a)(iii), (b)(ii), (b)(iii), (b)(v), (b)(vi), (f), (i) and (j) of the definition of “Core Transaction Documents”, in form and substance acceptable to Ferroglobe and, only in respect of those provisions (if any) which are or may be materially adverse to Tyrus or are directly relevant to Tyrus’s participation in the Transaction, Tyrus; and
(d)	with respect to the steps referred to in Clause 3.2(a)(ii), in form and substance acceptable to Ferroglobe, Tyrus and the Majority Ad Hoc Group.
“AHG Adviser” means each AHG Financial Adviser and AHG Legal Adviser.
“AHG Adviser NDA” means any confidentiality or non-disclosure agreement entered into from time to time between Ferroglobe and any AHG Adviser.
“AHG Fee Arrangement” means any fee arrangement entered into from time to time between Ferroglobe and any AHG Adviser.
“AHG Financial Adviser” means Moelis & Company UK LLP and its Affiliates, or any successor financial adviser to the Ad Hoc Group notified by the Ad Hoc Group to Ferroglobe in writing.
“AHG Legal Adviser” means Weil, Gotshal & Manges (London) LLP as legal advisers to the Ad Hoc Group, any barrister engaged by Weil, Gotshal & Manges (London) LLP, or any successor legal counsel to the Ad Hoc Group notified by the Ad Hoc Group to Ferroglobe in writing.

4816-3932-1062

“Authorisation” includes an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.
“Back-to-Back Transfer” has the meaning given to that term in Clause 6.2 (QMM and Back-to-Back Transfers).
“Business Day” means a day other than Saturday, Sunday or other day on which banking institutions in London (UK), Madrid (Spain), New York (USA) or Dublin (Ireland) are authorised or required by law to close.
“Cash Consent Fee” means the 1% Early Cash Consent Fee and the 0.5% Late Cash Consent Fee.
“Closing Funds Flow Statement” means a statement prepared by Ferroglobe setting out the amounts and the process for the payment of all amounts due to be paid (including by the Ferroglobe Parties) on the Transaction Effective Date.
“Company’s Counsel” means Milbank LLP or any successor English or New York legal counsel to Ferroglobe.
“Conditions Precedent” means:
(a)	the payment of all invoiced fees, costs and expenses of the AHG Advisers incurred in accordance with the Fee Arrangements;
(b)	the payment of all invoiced fees, costs and expenses of the Tyrus Legal Adviser incurred in accordance with the Tyrus Fee Arrangement;
(c)	Ferroglobe has published the Cleansing Statement as defined in and in accordance with the terms of the Noteholder NDAs entered into between Ferroglobe and the Ad Hoc Group Members, in a form acceptable to Tyrus (acting reasonably);
(d)	the New Equity Backstop Letter has been executed by its parties and is in full force and effect; and
(e)	the New Debt Backstop Letter has been executed by its parties and is in full force and effect.
“Confidential Annexure” means, in relation to a Consenting Noteholder, the confidential annexure to its signature page to this Agreement or any Noteholder Accession Letter (as applicable) detailing the amount of its Locked-Up Notes and any update of either of those things.
“Confidential Information” means:
(a)	any and all information, know-how, experience, materials and documents, whether technical, commercial, financial or otherwise provided by any member of the Group or any of its Representatives to any Consenting Noteholder in connection with the Transaction relating to the Group (including any proposals relating to the Transaction), directly or indirectly before, on or after the Lock-Up Effective Date, including the portion of analyses, compilations, studies and other material prepared by any

4816-3932-1062

Consenting Noteholder which contain, reflect or are otherwise generated from the above;
(b)	the existence and contents of this Agreement;
(c)	the existence and terms of the Transaction Documents, or any draft of them; and
(d)	the fact that discussions and negotiations with the Consenting Noteholders and/or Tyrus are and have taken place in connection with the Transaction, including the status of those discussions and negotiations, and any material economic or other material term or condition relating to the Transaction, in each case, of whatever nature and in whatever form including in writing, oral, electronic and in a visual or machine-readable medium including CD ROM, tape, magnetic and digital form but with the exception of any information which:

(i)	is or becomes publicly available, other than as a direct or indirect result of any breach of this Agreement by:
(A)	a Consenting Noteholder or any of its Representatives; or
(B)	any adviser to a Consenting Noteholder;
(ii)	is lawfully known to the recipient prior to its disclosure by any member of the Group or its Representatives or is lawfully obtained by the recipient after such disclosure from a source which is, as far as the recipient is aware following reasonable inquiry, unconnected with the Group and which, in either case, as far as the recipient is aware following reasonable inquiry, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality;
(iii)	was expressly identified in writing at the time of delivery as being non-confidential by any member of the Group or its financial or legal advisers; or
(iv)	has been independently developed by any Party, not in breach of any obligation of confidentiality.
“Consent Fee Deadline” means the date that is 10 clear Business Days following the date of publication of the notice required under Clause 13(b)(i).
“Consent Fees” means any applicable Cash Consent Fee and/or Equity Fee.

“Consenting Noteholder” means:

(a)	each Original Consenting Noteholder; and
(b)	each Additional Consenting Noteholder,

in each case in respect of its Locked-Up Notes and provided that it has not ceased to be a Consenting Noteholder in accordance with Clause 6.5 (Ceasing to be a Party).

“Control” means in relation to any person, the possession (directly or indirectly) of more than 50% of the equity securities or equity interests in such person or the power to direct or cause the direction of the management and policies of such person (whether through ownership of

4816-3932-1062

securities, partnership interest or other ownership interests, by contract, or otherwise), and “Controls” and “Controlled” shall be construed accordingly.
“Core Terms” means the terms set out in the following rows of the Exhibits to the Term Sheet:
(a)	Exhibit A: Amount, Issue Price;
(b)	Exhibit B: Amount, Maturity Date, Interest Rate, Collateral, Guarantors (other than any additional guarantors as may be agreed between Ferroglobe and the Majority Ad Hoc Group); and
(c)	Exhibit C: Amount, Maturity Date, Interest Rate, Collateral, Guarantors (other than any additional guarantors as may be agreed between Ferroglobe and the Majority Ad Hoc Group).
“Core Transaction Documents” means:
(a)	the following documents relating to the New $60m Notes:
(i)	the indenture governing the New $60m Notes;
(ii)	the purchase agreement relating to the New $60m Notes;
(iii)	any security documents relating to the New $60m Notes; and
(iv)	any other closing deliverables under the New $60m Notes;
(b)	the following documents relating to the Reinstated $350m Notes:
(i)	the indenture governing the Reinstated $350m Notes;
(ii)	the purchase agreement relating to the Reinstated $350m Notes;
(iii)	any security documents relating to the Reinstated $350m Notes;
(iv)	any other closing deliverables under the Reinstated $350m Notes;
(v)	if the Existing $350m Notes Amendments are implemented using an Exchange Offer and Covenant Strip, the Exchange Offer Solicitation Statement and customary related ancillary documents;
(vi)	if the Existing $350m Notes Amendments are implemented using a Scheme, the practice statement letter, the explanatory statement (including the scheme, any undertakings, and account holder letters or other voting forms to be signed by the Consenting Noteholders).
(c)	the indenture governing the Outstanding $350m Notes;
(d)	any pro forma intercreditor agreement with any asset-based lenders;
(e)	any intercreditor agreement among holders of the Reinstated $350m Notes and the New $60m Notes, and each Ferroglobe Party;
(f)	the documents implementing the Group Reorganisation;

4816-3932-1062

(g)	the Equity Offering Documents and any other documents implementing the New $40m Equity (provided that Ferroglobe, subject to having consulted with Tyrus in accordance with the New Equity Backstop Letter, shall have the sole discretion to select the type of the Equity Offering, other than any offering of an Equity-Linked Instrument which shall require the prior written consent of the Tyrus Backstop Provider);
(h)	any other document reasonably requested by the Majority Ad Hoc Group;
(i)	any other document reasonably requested by Tyrus or the Tyrus Legal Adviser on the basis that, in the opinion of Tyrus, such document has or may have terms which are or may be materially adverse to Tyrus or are directly relevant to Tyrus’s participation in the Transaction;
(j)	the Interim Funds Flow Statement; and
(k)	the Closing Funds Flow Statement,

in each case in the Agreed Form.

“Early Consented Notes” means Existing $350m Notes which became Locked-Up Notes on or prior to the Consent Fee Deadline.
“Enforcement Action” means, the following actions with respect to the Existing $350m Notes and the equivalent actions under the New $60m Notes (once issued):
(a)	the making of any declaration of Default or Event of Default;
(b)	the acceleration of any of the debt or the making of any declaration that any of the debt is prematurely due and payable;
(c)	the making of any declaration that any of the debt is payable on demand;
(d)	the making of a demand in relation to any of the debt that is payable on demand;
(e)	the making of any demand against any member of the Group in relation to any guarantees, indemnities or other assurance against loss that any member of the Group has provided in respect of any of the debt;
(f)	the exercise of any right of set-off, account combination or payment netting against any member of the Group in respect of any of the debt;
(g)	the taking of any action of any kind to recover or demand cash cover in respect of all or any part of the debt;
(h)	the suing for, commencing or joining of any legal process against any member of the Group to recover any of the debt;
(i)	the taking of any steps to enforce or require the enforcement of any security interest in connection with any of the debt;
(j)	the entering into of any composition, compromise, assignment or arrangement with any member of the Group which owes any amount in respect of any of the debt, or has given any security interest, guarantee or indemnity or other assurance against loss in respect of any of the debt;

4816-3932-1062

(k)	the taking of any step to obtain recognition or enforcement of a judgment against any member of the Group in any jurisdiction in respect of any of the debt; or
(l)	the petitioning (or taking any formal corporate action to petition for), applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer in any jurisdiction) in relation to:
(i)	the winding up, dissolution, administration or reorganisation of any member of the Group which owes any of the debt, or has given any security, guarantee, indemnity or other assurance against loss in respect of any of the debt, or any of such member of the Group’s assets;
(ii)	any suspension of payments or moratorium of any indebtedness of any member of the Group; or
(iii)	any analogous procedure or step in any jurisdiction,

provided that, the filing of any proof of claim or other documentation necessary to preserve the validity, existence or priority of claims in respect of any of (A) the debt or (B) any security interest in connection with any of the debt, shall not constitute an Enforcement Action.

“Equity Fee” means:
(a)	if the Existing $350m Notes Amendments are implemented using an Exchange Offer and Covenant Strip, the 2% Early Equity Fee and the 1.75% Exchange Offer Equity Fee; or
(b)	if the Existing $350m Notes Amendments are implemented using a Scheme, the 3.75% Scheme Equity Fee.

“Equity Offering” means the offering to existing shareholders of Ferroglobe or one or more third parties, using one of the following processes, to be determined by Ferroglobe in consultation with Tyrus or, in the case of the Equity-Linked Instrument, with the consent of Tyrus, in accordance with the New Equity Backstop Letter:

(a)	rights or warrants to purchase ordinary shares in the capital of Ferroglobe (the “New Shares”) at a price per New Share not less than the Issue Price; or
(b)	New Shares at a price per New Share not less than the Issue Price or any equity-linked instrument linked to the ordinary shares of Ferroglobe (which shall not confer any special economic or voting rights vis-à-vis the existing ordinary shares of Ferroglobe and which shall be convertible into ordinary shares on or prior to the Transaction Effective Date, the “Equity-Linked Instrument”), in each case pursuant to a bookbuilding exercise, in either case the issuance of the New Shares or the Equity-Linked Instrument (as applicable) to occur as part of the Transaction Effective Date steps.

“Equity Offering Document” means the applicable registration statements with respect to the Equity Offering to be filed with the U.S. Securities and Exchange Commission and related offering materials and filings required to implement and facilitate the Equity Offering.

4816-3932-1062

“Exchange Offer and Covenant Strip” means:
(a)	the contractual exchange by participating Noteholders of their Existing $350m Notes at par for new Reinstated $350m Notes; and
(b)	the amendment of any Outstanding $350m Notes not exchanged for Reinstated $350m Notes as set out in the Term Sheet, with further terms to be agreed between Ferroglobe and the Majority Ad Hoc Group.
“Existing $350m Notes” means the $350 million 9.375% senior notes due 2022 issued by the Co-Issuers under the Existing $350m Notes Indenture.
“Existing $350m Notes Amendments” has the meaning given to that term in the Term Sheet.
“Existing $350m Notes Debt” means all present and future moneys, debts and liabilities due, owing or incurred from time to time by any member of the Group to any Noteholder under or in connection with the Existing $350m Notes (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise).
“Existing $350m Notes Indenture” means the indenture originally dated as of February 15, 2017 between, amongst others, the Co-Issuers as issuers and Wilmington Trust, National Association as trustee (as amended and supplemented from time to time, other than on the terms of the Reinstated $350m Notes or the Outstanding $350m Notes).
“Fee Arrangement” means each of the AHG Fee Arrangement and the Tyrus Fee Arrangement.
“Group” means Ferroglobe and each of its Subsidiaries.
“Group Reorganisation” has the meaning given to that term in the Term Sheet.
“GVM Loan” means any financing provided by Tyrus and/or any of its Affiliates or Related Funds to GVM or owing by GVM to Tyrus or any of its Affiliates or Related Funds, from time to time.
“GVM Share Pledge” means any share pledge or charge or other similar security over the shares in Ferroglobe held by GVM and granted by GVM in support of or as collateral for its obligations under any GVM Loan from time to time.
“Individual Holding” has the meaning given in Clause 11.6(a) (Individual Holdings of Locked-Up Notes).
“Information Agent” means the information agent for the Transaction, as selected by Ferroglobe.
“Interim Funds Flow Statement” means a statement prepared by Ferroglobe setting out the amounts and the process for the payment of all amounts due to be paid (including by the Ferroglobe Parties) on the issuance date of the first $40m of the New $60m Notes.
“Late Consented Notes” means Existing $350m Notes which are not Early Consented Notes and which became Locked-Up Notes on or prior to:

4816-3932-1062

(a)	if the Existing $350m Notes Amendments are implemented using an Exchange Offer and Covenant Strip, the date on which the solicitation period of the Exchange Offer and Covenant Strip ends; and
(b)	if the Existing $350m Notes Amendments are implemented using a Scheme, on or prior to the date of the Scheme meeting.

“Limitation Acts” means the applicable limitation law (including the Limitation Act 1980 and the Foreign Limitation Periods Act 1984).

“Lock-Up Deadline” means the date that is 25 Business Days following the Lock-Up Effective Date.
“Lock-Up Effective Date” has the meaning given to that term in Clause 2.1(a).
“Locked-Up Notes” means, in relation to each Consenting Noteholder:
(a)	the aggregate principal amount of Existing $350m Notes held by that Consenting Noteholder, as stated in the Confidential Annexure attached to its signature page to this Agreement or Noteholder Accession Letter; and
(b)	any Additional Locked-Up Notes held by that Consenting Noteholder from time to time,

in each case to the extent not reduced or Transferred by a Consenting Noteholder under and in accordance with this Agreement and excluding any Locked-Up Notes held or Controlled by it in its capacity as a Qualified Market Maker.

“Long-Stop Date” means the date that is six months following the Lock-Up Effective Date, or such later date as may be agreed by Ferroglobe, Tyrus and the Majority Ad Hoc Group and notified by Ferroglobe to the other Parties.

“Majority Ad Hoc Group” means at least two Ad Hoc Group Members whose Locked-Up Notes together represent a majority by value of the aggregate Locked-Up Notes held by the Ad Hoc Group.

“Majority Consenting Noteholders” means the Consenting Noteholders whose Locked-Up Notes together represent a majority by value of the aggregate Locked-Up Notes of all Consenting Noteholders.

“Material Adverse Event” means, by reference to the position as at the Lock-Up Effective Date:
(a)	any change, event, or circumstance that has a material adverse effect on the business, operations, or financial condition of the Group as a whole, other than any change, event or circumstances arising out of or in connection with:
(i)	the COVID-19 pandemic; or

4816-3932-1062

(ii)	the action or inaction of, or breach of or failure to perform its obligations under this Agreement or any Transaction Document by any Party (other than a member of the Group); or
(b)	any Party not being able to perform its material obligations in accordance with this Agreement, including the Term Sheet and the Outline Implementation Steps such that the Transaction is not capable of being implemented.
“Milestone” means each action or step and the corresponding deadlines set out in Schedule 6 (Outline Implementation Steps).
“New $40m Equity” has the meaning given to that term in the Term Sheet.
“New $60m Notes” has the meaning given to that term in the Term Sheet.
“New Debt Backstop Letter” means an agreement executed by Ferroglobe and each Ad Hoc Group Member and reflecting those parties’ commitment to backstop the New $60m Notes as set out in the Term Sheet.
“New Equity Backstop Letter” means an agreement executed by Ferroglobe and the Tyrus Backstop Provider reflecting the Tyrus Backstop Provider’s commitment to provide a backstop in relation to the New $40m Equity.
“NewCo” means each new (direct or indirect) subsidiary of Ferroglobe that is incorporated for the purposes of the Group Reorganisation.
“Noteholder” means any holder (directly or indirectly) of any Existing $350m Notes.
“Noteholder Accession Letter” means a document substantially in the form set out in Schedule 3.
“Noteholder NDA” means any confidentiality or non-disclosure agreement entered into from time to time between Ferroglobe and any Noteholder.
“Original Consenting Noteholders” means each Noteholder whose name is listed in Schedule 2.
“Outline Implementation Steps” means the outline steps to implement the Transaction set out in Schedule 6.
“Outstanding $350m Notes” has the meaning given to that term in the Term Sheet.

“Party” means a party to this Agreement.

“Permitted Disclosee” means:
(a)	a Party’s Representatives;
(b)	any AHG Adviser;
(c)	the Tyrus Legal Adviser; and
(d)	the Company’s Counsel,

4816-3932-1062

in each case who needs to have access to the Confidential Information in connection with this Agreement or the Transaction.

“Permitted Purpose” means negotiating, finalising and / or implementing the Transaction.
“QMM Transfer” has the meaning given to that term in Clause 6.2 (QMM and Back-to-Back Transfers).
“Qualified Market Maker” means an entity that:
(a)	holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers, and sell to customers, any Existing $350m Notes Debt (or enter with customers into long and short positions in respect of the Existing $350m Notes Debt), in its capacity as a broker-dealer or market maker in the Existing $350m Notes Debt; and
(b)	is, in fact, regularly in the business of making a two-way market in the Existing $350m Notes Debt.
“Receivables Facility Agreements” means two Factoring Agreements dated as of 2 October 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among, inter alios, Ferropem SAS, Grupo Ferroatlantica S.A, and La Banque Postale Leasing & Factoring.
“Record Date” means the date that is five clear Business Days prior to the Transaction Effective Date.
“Reinstated $350m Notes” has the meaning given to that term in the Term Sheet.
“Related Fund” means:
(a)	in relation to a fund (the “First Fund”), a fund which is managed or advised by the same investment manager or advisor as the First Fund or, if it is managed by a different investment manager or adviser, a fund whose investment manager or advisor is an Affiliate of the investment manager or advisor of the First Fund;
(b)	in relation to any other person, any fund in respect of which such person or an Affiliate of such person is investment manager or investment adviser; and
(c)	any Affiliate of any fund described in sub-paragraphs (a) or (b) above.
“Representative” means:
(a)	in relation to any Ferroglobe Party, its Affiliates and its and their respective directors, officers, employees, agents (including any agent engaged in connection with the Existing $350m Notes and / or the Transaction), members, shareholders, partners, managers, employees and professional and other advisers (including the Company’s Counsel); and
(b)	in relation to any other Party, its Affiliates and its and its Affiliates’ respective directors, officers, agents, members, shareholders, investors, Related Funds, investment funds,

4816-3932-1062

investment managers and investment advisers, partners and employees, fund administrators and advisers.
“Reservations” means:
(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;
(b)	the time barring of claims under the Limitation Acts and defences of set-off or counterclaim; and
(c)	similar principles, rights and defences under the laws of any relevant jurisdiction.
“Scheme” means a scheme of arrangement in England under Part 26 of the UK Companies Act 2006.
“Subsidiary” means any person in relation to which another person has Control.
“Super Majority Consenting Noteholders” means the Consenting Noteholders whose Locked-Up Notes together represent at least 75% by value of the aggregate Locked-Up Notes of all Consenting Noteholders.
“Surviving Provisions” means each of the following provisions of this Agreement:
(a)	Clause 1 (Definitions and Interpretation);
(b)	Clause 2 (Execution and Effectiveness);
(c)	to the extent that this Agreement terminates in accordance with Clause 9.2(c) only, Clause 3.5(f) (of Ferroglobe Party Undertakings);
(d)	to the extent this Agreement terminates in accordance with Clause 9.2(c) only, Clause 4 (Consent Fees);
(e)	Clause 6.5 (Ceasing to be a Party);
(f)	Clause 7 (Ad Hoc Group);
(g)	Clause 9.3 (Effect of termination);
(h)	Clause 9.4 (Notification of termination);
(i)	Clause 11 (Confidentiality);
(j)	Clause 14 (Separate Rights);
(k)	Clause 17 (Remedies and Waivers);
(l)	Clause 19 (Reservation of Rights);
(m)	Clause 24 (Governing Law);
(n)	Clause 25 (Enforcement); and
(o)	Clause 27 (Service of Process).

4816-3932-1062

“Term Sheet” means the term sheet attached as Schedule 5.
“Terminable Insolvency Event” means the institution by any person (other than a Consenting Noteholder or Equity Party) of any legal process in respect of any Ferroglobe Party in relation to:
(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement, company reorganisation or otherwise);
(b)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, custodian or other similar officer in respect of it or its assets;
(c)	any voluntary or involuntary process under insolvency, bankruptcy or any analogous law, or
(d)	or any analogous procedure or step taken in any jurisdiction, but excludes any legal process that is:
(i)	frivolous, vexatious or contested in good faith and by appropriate means and discharged, stayed or dismissed within 20 days of commencement;
(ii)	contemplated or required by this Agreement, or
(iii)	consented to in writing by the Majority Ad Hoc Group and Tyrus prior to its commencement.
“Transaction” means the financial restructuring of the Group’s indebtedness and the corporate reorganisation of the Group, including the following key elements:
(a)	the issuance of the New $40m Equity;
(b)	the issuance of the New $60m Notes; and
(c)	the effectiveness of the Existing $350m Notes Amendments, to be implemented using either an Exchange Offer and Covenant Strip or by way of a Scheme,

as described in more detail in the Term Sheet, to be implemented in accordance with this Agreement, the Outline Implementation Steps, the Transaction Documents and the Transaction Implementation Option.

“Transaction Consents” means any amendments, waivers and/or consents by the requisite holders and lenders, as applicable, under the Existing $350m Notes Indenture and the Receivables Facility Agreement (if applicable) necessary to implement the Transaction, including (if necessary):
(a)	appropriate amendments to the governing law and jurisdiction provisions of the Existing $350m Notes Indenture to change the governing law from New York law to English law and to change the jurisdiction for resolution of disputes from the Courts of

4816-3932-1062

the State of New York sitting in New York City or of the United States for the Southern District of such State to the Courts of England and Wales;
(b)	appropriate amendments to the rights and duties of the trustee under the Existing $350m Notes Indenture to conform to the requirements of English law;
(c)	appropriate amendments, waivers and/or consents by the requisite holders or lenders, as applicable, under the Existing $350m Notes Indenture and Receivables Facility Agreement (as applicable) to waive any actual or potential Defaults or Events of Default (as each such term is defined under the Existing $350m Notes Indenture and Receivables Facility Agreement, as applicable) arising out of or in connection with the implementation of the Transaction (including the relevant Transaction Implementation Option and the Group Reorganisation); and
(d)	appropriate amendments, waivers and/or consents by the requisite holders or lenders, as applicable, under the Existing $350m Notes Indenture to permit a NewCo to become an issuer of the Existing/Reinstated $350m Notes in lieu of Ferroglobe.
“Transaction Documents” means:
(a)	each Core Transaction Document; and
(b)	any and all other documents, agreements, notices, court filings, proxies, instructions, consents and / or waivers, directions, consents, instruments and other similar things necessary or reasonably desirable to facilitate, implement or otherwise give effect to the Transaction and this Agreement.
“Transaction Effective Date” means the date on which the following actions have occurred, such actions to occur, to occur as part of the Transaction Effective Date steps in a manner to be agreed between Ferroglobe, Tyrus and the Majority Ad Hoc Group and in accordance with the Transaction Documents:
(a)	the ordinary shares representing the New $40m Equity have been issued and allotted in accordance with the Equity Offering, New Equity Backstop Letter and/or the requirements and conditions set out in the applicable Equity Offering Documents and applicable law and regulation, including for the avoidance of doubt any shares to be issued to the Tyrus Backstop Provider under and in connection with the New Equity Backstop Letter;
(b)	the New $60m Notes have been issued (other than the tranche of the New $60m Notes that are specifically contemplated to be issued in advance of the Transaction Effective Date to the extent such New $60m Notes have been issued); and
(c)	the Existing $350m Notes Amendments have become effective.

“Transaction Implementation Option” means the manner in which the Existing $350m Notes Amendments are implemented, being either:

(a)	if the Noteholders holding in aggregate less than 98% of the Existing $350m Notes are party to this Agreement on or prior to the Consent Fee Deadline, by way of a Scheme

4816-3932-1062

(and any associated application for recognition of the Scheme under Chapter 15 of the U.S. Bankruptcy Code); or
(b)	if the Noteholders holding in aggregate 98% or more of the Existing $350m Notes are party to this Agreement on or prior to the Consent Fee Deadline an Exchange Offer and Covenant Strip.

“Transfer” means the assignment, novation, sub-participation, encumbering, creating a trust over or otherwise disposing of in any manner whatsoever of any interest in any Existing $350m Notes Debt (including the ability to vote on or consent to any matter, or direct any vote or consent), and “to Transfer” shall be construed accordingly.

“Transfer Certificate” means a document substantially in the form of Schedule 4.
“Transferee” has the meaning given in Clause 6.1 (Transfer Requirements).
“Tyrus Fee Arrangement” means any fee arrangement entered into from time to time between Ferroglobe and the Tyrus Legal Adviser.
“Tyrus Legal Adviser” means Akin Gump LLP and Akin Gump Strauss Hauer & Feld LLP (together, “Akin”) as legal advisers to Tyrus, any barrister engaged by Akin, or any successor legal counsel to Tyrus notified by Tyrus to Ferroglobe in writing.
“Tyrus NDA” means any non-disclosure agreement entered into between a Ferroglobe Party and Tyrus (or any Affiliate or Related Fund of Tyrus) which provides for standard confidentiality provisions between such parties and related cleansing provisions.
“U.S. Bankruptcy Code” means Title 11 of the United States Code.
“U.S. Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York or the United States Bankruptcy Court for the District of Delaware (as applicable).
“Work Fee Letter” means the work fee letter between Ferroglobe and the Ad Hoc Group Members.
1.2	Construction

In this Agreement and unless the context requires otherwise, any reference to:

(a)	this Agreement includes all its schedules, appendices, exhibits and other attachments;
(b)	an agreement, deed or other document is a reference to the agreement, deed or other document as amended and an amendment includes a supplement, novation, extension (whether of maturity or otherwise), restatement, re-enactment or replacement (however fundamental and whether or not more onerous) and as amended will be construed accordingly;
(c)	a “person” includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, fund, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality, and wherever incorporated or domiciled;

4816-3932-1062

(d)	a currency is a reference to the lawful currency for the time being of the relevant country;
(e)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;
(f)	“include” or “including” shall mean include or including without limitation;
(g)	a “process” includes any litigation/arbitration proceeding commenced, brought, conducted or heard by or before, or otherwise involving any court or other governmental authority or any arbitrator or arbitration panel or other process of law;
(h)	to the extent recognised pursuant to the applicable law, a reference to a communication, notice, amendment, waiver or other document being “in writing” shall include being by email and a reference to such communication, notice, amendment, waiver or other document being given “by” a Party shall include being given on behalf of that Party;
(i)	the singular includes the plural (and vice versa);
(j)	a Clause, a Sub-clause, or a Schedule is a reference to a clause or sub-clause of, or a schedule to, this Agreement;
(k)	Clause, Sub-clause and Schedule headings are for ease of reference only and are to be given no effect in the construction or interpretation of this Agreement;
(l)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;
(m)	a time of day is a reference to London time;
(n)	a “Consenting Noteholder” is a reference to such person solely in their capacity as a Consenting Noteholder and a Party that beneficially holds (or in the case of an Investment Manager Party and is deemed to hold in accordance with Clause 2.2(a)) Locked-Up Notes under this Agreement (and an Ad Hoc Group Member or person that beneficially owns New $60m Notes, as applicable), and not in any other capacity or in respect of any other debt, agreement or instrument; and
(o)	a month is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month except that if there is no numerically corresponding day in that month, the period will end on the last day in that month.
2.	Execution and Effectiveness
2.1	Effectiveness on the Parties
(a)	Clause 1 (Definitions and Interpretation), this Clause 2.1, Clauses 2.2, 5, 7, 9, 10, 11, 12, and 14 to 27 (inclusive) shall become effective and binding on the original Parties once Ferroglobe has duly executed this Agreement and has received a copy of this Agreement duly executed by:
(i)	each Equity Party;
(ii)	GSM;

4816-3932-1062

(iii)	each Guarantor; and
(iv)	each Ad Hoc Group Member (which may but is not required to include its Confidential Annexure).
(b)	All other clauses of this Agreement not specified in Clause 2.1(a) shall become effective and binding on the original Parties on the date (the “Lock-Up Effective Date”) on which the Conditions Precedent have been (i) satisfied or (ii) waived by agreement between Ferroglobe, Tyrus, and the Majority Ad Hoc Group.
(c)	Ferroglobe shall notify each other Party as soon as reasonably practicable after the occurrence of the Lock-Up Effective Date.
(d)	Following the Lock-Up Effective Date, this Agreement shall become binding on an Additional Consenting Noteholder on the date it delivers a duly executed Noteholder Accession Letter in accordance with Clause 5 or 6 (as applicable).
2.2	Execution by Consenting Noteholders
(a)	Any person who (i) is an investment manager or investment adviser to a Noteholder and (ii) Controls that Noteholder, may enter into or accede to this Agreement as a Consenting Noteholder (an “Investment Manager Party”) in respect of Notes Debt held by such Noteholder (as specified on its signature page to this Agreement or its Noteholder Accession Letter) and such Notes Debt shall be deemed to be the Locked-Up Notes Debt of that Investment Manager Party, provided that this Agreement shall not apply to any other fund or account managed or advised by that Investment Manager Party, unless that Investment Manager Party has entered into or acceded to this Agreement in respect of that fund or account.
(b)	If a Consenting Noteholder:
(i)	is a legal entity that has a number of readily identifiable, distinctly administered business units; and
(ii)	clearly and correctly identifies the business unit to which its holdings of Existing $350m Notes relates on its Confidential Annexure or Noteholder Accession Letter,

to the extent legally practicable, the terms of this Agreement shall apply only to that identified business unit (the “Holding Unit”) and not to any other business unit within that legal entity which has not signed or acceded to this Agreement (in accordance with the terms of this Agreement) separately in respect of any Existing $350m Notes Debt or other instrument which it beneficially owns, provided that if the Existing $350m Notes held by the Holding Unit are subsequently Transferred or held by another business unit within the same legal entity as the Holding Unit, such business unit shall be bound by the terms of this Agreement.

4816-3932-1062

3.	SUPPORT FOR THE TRANSACTION
3.1	Support subject to limitations

Each of the provisions of this Clause 3 is subject to the relevant limitations set out in Clause 8.

3.2	Transaction Documents
(a)	Ferroglobe, Tyrus and the Ad Hoc Group, as applicable, shall negotiate in good faith:
(i)	the form of the Transaction Documents such that they are in form and substance consistent in all material respects with the Term Sheet, and the Core Transaction Documents are in the Agreed Form and in a manner that gives each of those Parties a reasonable period of time to review and comment on those documents; and
(ii)	the detailed implementation steps for the Transaction, such that those steps are in Agreed Form,

in each case with a view to implementing and consummating the Transaction as soon as reasonably practicable, in accordance with the Milestones and, in any event, by no later than the Long-Stop Date.

(b)	Following confirmation from Ferroglobe, Tyrus and the Majority Ad Hoc Group (or the AHG Advisers on their behalf), as applicable, that a Core Transaction Document is in Agreed Form, Ferroglobe shall confirm that to each Party and each Party shall promptly execute and deliver any related Transaction Documents which it is requested to execute and deliver.
(c)	Each Party hereby acknowledges that the Term Sheet sets out in summary only the key terms of the Transaction Documents and the Parties agree that Ferroglobe, Tyrus and the Majority Ad Hoc Group may, as applicable, negotiate and prepare the Transaction Documents provided that the Transaction Documents shall be consistent with the Term Sheet in all material respects.
3.3	All Party undertakings

Each Party shall use reasonable efforts to, promptly, where reasonably requested by Ferroglobe:

(a)	take all actions which are necessary or reasonably desirable to support and facilitate, the implementation of the Transaction with a view to implementing and consummating the Transaction as soon as reasonably practicable and in any event, by no later than the Long-Stop Date, including:
(i)	confirming (within a reasonable time period and in a form satisfactory to Ferroglobe) that it fully supports the Transaction and opposes any actions that may prejudice the Transaction;

4816-3932-1062

(ii)	assisting with the finalisation execution and / or delivery (within a reasonable time period) of all Transaction Documents in which it has an interest, or to which it is party;
(iii)	giving any notice, confirmation, consent or instruction and making any application;
(iv)	to the extent it is legally entitled to do so, exercising or instructing its proxy or other relevant person to exercise (within a reasonable time period) any powers or rights available to it to, directly or indirectly, provide any consent, direction, vote or other indication of support for the Transaction, including:
(A)	any matter that requires approval or consent under this Agreement, the Transaction Documents and / or the Existing $350m Notes Indenture (including the Transaction Consents);
(B)	any matter requiring shareholder or board approval (including, in the case of each Ferroglobe Party, holding all relevant shareholder meetings and board meetings and voting affirmatively on all shareholder and board resolutions); and
(C)	(other than Tyrus, except to the extent that it becomes a Consenting Noteholder or becomes bound by this Agreement pursuant to Clause 3.7(b)(ii)(A), and in such capacity only) any Exchange Offer and Covenant Strip, and any Scheme / or any application submitted under Chapter 15 of the U.S. Bankruptcy Code by Ferroglobe for recognition of the Scheme in the U.S.;
(v)	(other than Tyrus, except to the extent that it becomes a Consenting Noteholder or becomes bound by this Agreement pursuant to Clause 3.7(b)(ii)(A), and in such capacity only) preparing filing for and / or supporting any legal process or proceedings (or instructing its legal advisers to do the same);
(vi)	maintaining in full force and effect any necessary authorisation required under any applicable law or regulation to enable it to perform its obligations under the Transaction Documents and to ensure the legality, validity or admissibility in evidence of any Transaction Documents; and
(vii)	providing all information which may reasonably be considered necessary or desirable to facilitate, implement or otherwise give effect to the Transaction;
(b)	notify Ferroglobe (as soon as possible and in any event no later than two days following the date on which the Party became aware of the impediment) who shall in turn notify each other Party that:
(i)	any matter or circumstance that it knows will be, or could reasonably be expected to be, a material impediment to the implementation or consummation of the Transaction;

4816-3932-1062

(ii)	any representation or statement made or deemed to be made by it under this Agreement that is or proves to have been incorrect or misleading in any material respect when made or deemed to be made; and
(iii)	any breach by it of an undertaking given by it under this Agreement together with reasonable details of the related circumstances.
3.4	All Party restrictions

Each Party agrees not to and, if applicable, each Ferroglobe Party shall procure that each member of the Group that it Controls shall not:

(a)	other than as permitted pursuant to Clause 6, Transfer any of its rights or obligations under this Agreement;
(b)	take, encourage, assist or support, directly or indirectly, any action that:
(i)	is inconsistent with the Term Sheet, Outline Implementation Steps or this Agreement; or
(ii)	would, or could reasonably be expected to, frustrate, delay, impede or prevent the Transaction,
(c)	encourage, assist or support any other person to take any of the actions in (i) or (ii) above; or
(d)	without the prior written consent of Ferroglobe, agree to any amendment, waiver, consent or proposal in respect of the Transaction Documents that would be inconsistent with the Term Sheet, Outline Implementation Steps, the Transaction Consents or this Agreement.

provided that nothing in this Agreement shall restrict:

(i)	subject to Tyrus Pledgee complying with Clause 3.7(b), Tyrus Pledgee’s ability to enforce its rights or exercise its remedies under the GVM Share Pledge;
(ii)	Tyrus’ ability to buy or sell any shares in Ferroglobe; or
(iii)	with the consent of Ferroglobe (not to be unreasonably withheld or delayed), Tyrus’ ability to Transfer any of its rights under this Agreement to an Affiliate or Related Fund, provided that any such Affiliate or Related Fund accedes to this Agreement using an accession letter in a form to be agreed between Ferroglobe and Tyrus.
3.5	Ferroglobe Party Undertakings
(a)	Each Ferroglobe Party shall use reasonable efforts to:
(i)	implement, and procure that each member of the Group under its Control shall implement, the Transaction in accordance with this Agreement, including:
(A)	convening all meetings of its creditors which are required to consider any resolutions and/or decisions relating to the Transaction;

4816-3932-1062

(B)	convening all meetings of directors and shareholders which are required to consider any resolutions and/or decisions in relation to the Transaction; and
(C)	making all securities and other filings and announcements and publishing all documents and making all submissions required in connection with the matters contemplated by this Agreement as and when necessary to effect the Transaction and/or comply with all applicable laws;
(ii)	provide such assistance and information (including information relating to the financial condition, business and operations of the Group) as may reasonably be required by the AHG Advisers or Tyrus in order to complete any diligence required in connection with the Transaction;
(iii)	deliver to the AHG Advisers within 30 days of the end of the relevant month (x) monthly management accounts (including full balance sheets and inventory breakdown (to include raw materials, finished goods, spare parts)) and (y) 13 week cash flow forecasts, in each case for the Group on a consolidated basis, and to deliver any of the foregoing to Tyrus but only if Tyrus requests that such information be delivered to it;
(iv)	keep the Ad Hoc Group (or the AHG Advisers on their behalf) updated, including promptly on request and, if Tyrus so requests in writing (but not otherwise) keep Tyrus (or the Tyrus Legal Adviser on its behalf) updated, as to the progress of all material developments of which they are aware in connection with the Transaction, including:
(A)	the number of Noteholders that have become a Party and the aggregate amount of Existing $350m Notes Debt of the Consenting Noteholders; and
(B)	the status of negotiations with other creditors and/or shareholders of the Group whose consent is required to implement the Transaction;
(v)	promptly notify the Consenting Noteholders and Tyrus of the occurrence of a Material Adverse Event;
(vi)	provide such assistance as may reasonably be required by the Consenting Noteholders or Tyrus for the purpose of any third party authorisation or clearance required by applicable law or regulation in connection with the Transaction;
(vii)	discharge (or procure the discharge of) the fees, costs and expenses of the AHG Advisers and the Tyrus Legal Adviser in accordance with any AHG Fee Arrangement or Tyrus Fee Arrangement (as applicable) (or as otherwise may be agreed between the parties to those arrangements);
(viii)	comply with covenants in the Existing $350m Notes as if the changes to those covenants listed in the Term Sheet were in effect, provided that, to the extent it is not possible to comply with those covenants listed in the Term Sheet due to

4816-3932-1062

the unavailability of the intercreditor agreement, then Ferroglobe shall comply with the covenants in the Existing $350m Notes without giving effect to those covenants in the Term Sheet (but only to the extent such compliance is not possible due to the unavailability of the intercreditor agreement); and
(ix)	file the applicable registration statements with respect to the Equity Offering, any shares to be issued under or as contemplated in the New Equity Backstop Letter and the Equity Fees, with the U.S. Securities and Exchange Commission.
(b)	Each Ferroglobe Party agrees not to (and shall procure that each other Group Member under its Control will not) take any of the following:
(i)	make any amendments to its capital structure, including:
(A)	issuing or agreeing to issue additional shares of any class, or securities convertible into or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities;
(B)	purchasing or redeeming any of its own shares or other securities or reducing or making any other change to any part of its share capital; or
(C)	entering into any agreement, commitment or arrangement or passing any resolution or making any offer (which remains open for acceptance) or proposing or announcing any intention to do any of the transactions, matters or events referred to in Clauses 3.5(b)(i)(A) or 3.5(b)(i)(B) above;
(ii)	take or consent to the taking of any action that supports or favours any proposed winding-up, dissolution, administration, amalgamation, merger, consolidation or corporate reconstruction or other reorganisation of any Group Member or any material proposed composition, compromise, assignment or arrangement (including any scheme of arrangement) between any Group Member and its creditors generally;
(iii)	incorporate or establish any Subsidiary or designate any Subsidiary as an Unrestricted Subsidiary (pursuant to the Existing $350m Notes Indenture);
(iv)	make any Investment in any third party or otherwise purchase or acquire any interest in any third party person or business in excess of $20m, other than any Investment which has already been committed to in accordance with the Existing $350m Notes Indenture as at the Lock-Up Effective Date;
(v)	declare, make or pay any dividend, charge, fee (including any monitoring or advisory fee), or other distribution (or interest on any unpaid dividend, charge, fee, or other distribution) or other payment in relation to, connected with, or in respect of, or to, GVM (or its Affiliates) or repay or make any payment in respect of any direct or indirect shareholder debt (howsoever described) or make any other payment to any of its shareholders or their Affiliates, advisors or directors (other than directors’ contractual remuneration and any bonus payments on the terms applicable as at the Lock-Up Effective Date), in each case other than as in force or approved on or prior to the Lock-Up Effective Date;

4816-3932-1062

(vi)	enter into, amend, vary, novate, supplement, supersede, waive or terminate any terms of any constitutional document, any material financing document, other than transactions already committed to prior to the Lock-Up Effective Date;
(vii)	enter into any agreement or amend its articles in a way that expressly prohibits or restricts in any way the transfer of the shares that are subject to any GVM Share Pledge (other than any typical change of control restrictions in any commercial contracts entered into in the ordinary course of business); or
(viii)	without the prior written consent of Tyrus (acting in its sole and absolute discretion) enter into any amendment to or refinancing of the Existing $350m Notes, the New $60m Notes or the Receivables Facility Agreements, or enter into any agreement by which it incurs, owes or has available commitments under financial indebtedness, which in each case contain a change of control provision with respect to a Ferroglobe Party requiring a mandatory prepayment or triggering a default or event of default upon the occurrence of a change of control (however defined) or any analogous or similar provision;

other than any action that:

(A)	with respect to Clauses 3.5(b)(i) and 3.5(b)(iii) to 3.5(b)(vi) (inclusive), is entered into in the ordinary and usual course of a Group Member’s or the Group’s business, or is consistent with past practice, or with the Group’s normal cash management processes;
(B)	with respect to Clause 3.5(b)(i), is part of the Group’s long-term incentive programme;
(C)	is any internal merger / reorganisation of the Spanish members of the Group for the purposes of simplifying the Group’s structure; is contemplated by or required to achieve the purpose of this Agreement (including the Term Sheet and the Outline Implementation Steps);
(D)	the Majority Ad Hoc Group, Tyrus and Ferroglobe agree is necessary or reasonably desirable to implement, consummate or otherwise give effect to the Transaction; or
(E)	is required to be taken in order to comply with applicable law or regulation.
(c)	Ferroglobe agrees to notify each other Party of:
(i)	the termination of the New Equity Backstop Letter or the New Debt Backstop Letter; and
(ii)	the enforcement by Tyrus Pledgee of the GVM Share Pledge,

promptly upon becoming aware of the relevant event.

(d)	Except with the prior written consent of the Majority Ad Hoc Group, each Ferroglobe Party shall, and shall procure that each member of the Group that it Controls will, not enter into, any agreement with or undertaking in favour of Tyrus or any Affiliates or

4816-3932-1062

Related Fund of Tyrus other than any document contemplated by this Agreement or the Transaction or any Tyrus NDA.
(e)	Except with the prior written consent of Tyrus and the Majority Ad Hoc Group, each Ferroglobe Party shall, and shall procure that each member of the Group that it Controls will, not enter into, any agreement with or undertaking in favour of any Ad Hoc Group Member or Original Consenting Noteholder or any Affiliates or Related Fund of any Ad Hoc Group Member or Original Consenting Noteholder other than any document contemplated by this Agreement or the Transaction, or any consent, waiver or instruction under the Existing $350m Notes or New $60m Notes (once issued).
(f)	Ferroglobe shall pay, and shall indemnify any Consenting Noteholder and any of their Affiliates or Related Funds in respect of, any applicable stamp duty and/or stamp duty reserve tax, or amounts in respect of stamp duty and/or stamp duty reserve tax, arising as a result of or in connection with the issuance of the Equity Fee as contemplated by Clause 4.2, including any related interest, penalties, surcharges, fines and additions in respect thereof.
3.6	Consenting Noteholder Undertakings

Each Consenting Noteholder agrees:

(a)	that:
(i)	if it is an Original Consenting Noteholder then it shall deliver its Confidential Annexure setting out its holdings of Locked-up Notes as at the Lock-up Effective Date to Ferroglobe and the Information Agent within three Business Days of the Lock-up Effective Date; or
(ii)	if it is an Additional Consenting Noteholder then it shall deliver its Confidential Annexure to Ferroglobe and the Information Agent upon becoming a Party;
(b)	not to take any Enforcement Action;
(c)	not to direct or encourage (or procure that any other person directs or encourages) any other person to take any Enforcement Action;
(d)	to provide to the Information Agent as soon as is reasonably practicable after the receipt of a request:
(i)	any information required to satisfy the Information Agent’s “know your customer” and/or anti-money laundering requirements; and
(ii)	evidence in the form of delivery of its Confidential Annexure or, to the extent its holdings of Locked-Up Notes is no longer as stated or confirmed (directly or indirectly) in such Confidential Annexure, an updated Confidential Annexure or Transfer Certificate (as applicable) setting out its updated holdings of Locked-Up Notes as at that date; and
(e)	to respond as soon as reasonably practicable to any request made by the Information Agent,

4816-3932-1062

except, in the case of Clauses 3.6(b) and 3.6(c) above, as contemplated by this Agreement including the Term Sheet and the Outline Implementation Steps.

3.7	Tyrus Undertakings
(a)	Where the Transaction is implemented using a Scheme, the Tyrus Backstop Provider shall, promptly upon request from Ferroglobe provide to the English Court an undertaking to comply with its obligations under the New Equity Backstop Letter, in a form agreed between Ferroglobe and Tyrus (each acting reasonably and taking into account any advice of counsel to Ferroglobe as to the form and substance of that undertaking).
(b)	If the Tyrus Pledgee enforces its rights under GVM Share Pledge in a manner that prevents GVM from voting, disposing of or otherwise dealing with any of the shares subject to a GVM Share Pledge (the “Enforced Shares”), the Tyrus Pledgee shall:
(i)	notify Ferroglobe of its enforcement under the GVM Share Pledge; and
(ii)	on the date on which it enforces its rights under GVM Share Pledge with respect to the Enforced Shares:
(A)	become and shall procure that any person which acquires the Enforced Shares as part of such enforcement becomes, bound by this Agreement in respect of all of the obligations of GVM, but shall not be bound in respect of any of the obligations of GVM prior to such date; and
(B)	give, and shall procure that any person which acquires the Enforced Shares as part of such enforcement gives, the representations set out in Clause 10.4, as if references to the “Lock-Up Effective Date” therein were references to such date on which such enforcement occurred, in each case in respect of the Enforced Shares only.

(c)	If any of the Tyrus Backstop Provider or the Tyrus Pledgee acquires any Existing $350m Notes, it shall promptly and in any event within 10 Business Days of such acquisition deliver to the Information Agent a duly executed and completed Noteholder Accession Letter in respect of such Existing $350m Notes in accordance with Clauses 5.1 and 6.1 (as applicable).
4.	Consent FEES
4.1	Cash Consent Fee

On the Transaction Effective Date and in accordance with the Closing Funds Flow, the Co-Issuers shall instruct (or procure the instruction of) the payment in cash by electronic transfer of immediately available funds to, or at the direction of:

(a)	each Consenting Noteholder, a Cash Consent Fee comprising:

4816-3932-1062

(i)	an amount equal to 1.0% of the total outstanding amount of its Early Consented Notes as at the Record Date (the “1% Early Cash Consent Fee”); and
(ii)	an amount equal to 0.5% of the total outstanding amount of its Late Consented Notes as at the Record Date (the “0.5% Late Cash Consent Fee”),

provided, in each case, that the Consenting Noteholder is not in material breach of its obligations under this Agreement (including the undertakings to vote on an Exchange Offer and Covenant Strip or a Scheme) as at the Transaction Effective Date.

4.2	Equity Fee

On the Transaction Effective Date, Ferroglobe shall issue (as fully paid ordinary shares) to, or at the direction of:

(a)	where the Transaction is implemented using an Exchange Offer and Covenant Strip:
(i)	each Consenting Noteholder, its proportional entitlement of a cash fee to be settled as aggregate 2.00% of the post-Transaction ordinary shares in Ferroglobe, to be calculated as the same proportion that the aggregate amount of Early Consented Notes held by that Consenting Noteholder as at the Record Date bears to the aggregate amount of all Early Consented Notes held by all Consenting Noteholders on the Record Date provided that the Consenting Noteholder is not in material breach of its obligations under this Agreement (including the undertakings to vote on an Exchange Offer and Covenant Strip or a Scheme) as at, the Transaction Effective Date (the “2% Early Equity Fee”); and
(ii)	without limiting any Noteholder’s entitlement to the 2.00% Early Equity Fee, each Noteholder who provides consent and participates in the Exchange Offer and Covenant Strip, its proportional entitlement of a cash fee to be settled as aggregate 1.75% of the post-Transaction ordinary shares in Ferroglobe, to be calculated as the same proportion as their holding of Existing $350m Notes on the day on which the solicitation period of the Exchange Offer and Covenant Strip ends bears to the aggregate holdings as at that date of those Noteholders that consented and participated (the “1.75% Exchange Offer Equity Fee”); or
(b)	where the Transaction is implemented using a Scheme: each Noteholder, its proportional entitlement of a cash fee to be settled as aggregate 3.75% of the post-Transaction ordinary shares in Ferroglobe, to be calculated as the same proportion that the aggregate amount of Existing $350m Notes held by that Noteholder as at the Record Date bears to the aggregate amount of Existing $350m Notes held by all Noteholders as at the Record Date (the “3.75% Scheme Equity Fee”),

provided that fees may become payable pursuant to Clause 4.2(a) or 4.2(b) but not both.

4.3	Calculation of Consent Fees

The Information Agent’s calculation (in consultation with Ferroglobe) of the Consent Fee(s) payable to each applicable Consenting Noteholder shall, in the absence of manifest error, be binding on such Consenting Noteholder.

4816-3932-1062

5.	Additional Parties
5.1	Additional Consenting Noteholders

A Noteholder, who is not an Original Consenting Noteholder, may become a Party to and bound by the terms of this Agreement as an Additional Consenting Noteholder by delivering to the Information Agent a duly executed and completed Noteholder Accession Letter.

5.2	Discretion to accept Noteholder Accession Letters

The Information Agent and / or Ferroglobe may, in its discretion:

(a)	accept Noteholder Accession Letters subject to non-material defects in the form and / or means of delivery without requiring the non-material defects to be resolved; and
(b)	deem Noteholder Accession Letters received subject to material defects that are later resolved to have been received at the time of receipt of the defective document.
5.3	NewCo

Ferroglobe shall procure that each NewCo accedes to this Agreement, using an accession letter in a form to be agreed between Ferroglobe and the Majority Ad Hoc Group.

6.	Transfers
6.1	Transfer Requirements

No Consenting Noteholder may Transfer any or all of its Locked-Up Notes to any person (a “Transferee”) unless and until:

(a)	either:
(i)	the Transferee is, and will continue to be, a Consenting Noteholder as at the date of the Transfer; or
(ii)	the Transferee has delivered to the Information Agent a duly executed and completed Noteholder Accession Letter, and will become an Additional Consenting Noteholder in accordance with Clause 5 (Additional Parties) upon completion of the Transfer; and
(b)	each of
(i)	the Transferee; and
(ii)	the relevant Consenting Noteholder,

has delivered a (x) duly completed and signed Transfer Certificate to the Information Agent confirming the total principal amount of Locked-Up Notes that are subject to that Transfer, and (y) duly completed Confidential Annexure confirming the Locked-Up Notes held by it as at the date of and reflecting that Transfer.

4816-3932-1062

6.2	QMM and Back-to-Back Transfers

A Consenting Noteholder may Transfer any or all of its Locked-Up Notes to a Qualified Market Maker (including a Qualified Market Maker who is not a Consenting Noteholder in respect of other Locked-Up Notes) if that Qualified Market Maker has the purpose and intent of acting as a Qualified Market Maker in respect of the Locked-Up Notes that are the subject of such Transfer (a “QMM Transfer”), in which case that Qualified Market Maker shall not be required to accede to this Agreement or otherwise to be bound by the terms and conditions of this Agreement in respect of the Locked-Up Notes that are the subject of that QMM Transfer, provided that the relevant Consenting Noteholder shall:

(a)	deliver on or before the date of completion of that QMM Transfer: a (x) duly executed and completed Transfer Certificate to the Information Agent confirming the total principal amount of Locked-Up Notes that are subject to that QMM Transfer, and (y) duly updated Confidential Annexure confirming the Locked-Up Notes held by or owed to it as at the date of and reflecting that QMM Transfer, such documents to become effective upon the delivery to the Information Agent of the documents listed in sections (x) and (y) of Clause 6.2(b); and
(b)	make it a condition of that QMM Transfer (and in addition the Consenting Noteholder shall use reasonable endeavours to procure) that the Qualified Market Maker Transfers the Locked-Up Notes that are the subject of that QMM Transfer within five Business Days of the date of completion of that QMM Transfer to:
(i)	a Transferee who is a Consenting Noteholder; or
(ii)	a Transferee who delivers to the Information Agent a duly executed and completed Noteholder Accession Letter, such that it will become an Additional Consenting Noteholder in accordance with Clause 5 (Additional Parties) upon completion of that Transfer by the Qualified Market Maker,

(a “Back-to-Back Transfer”) and such Transferee delivers, on or before the date of completion of that Back-to-Back Transfer: a (x) duly executed and completed Transfer Certificate to the Information Agent confirming the total principal amount of Locked-Up Notes that are subject to that Back-to-Back Transfer, and (y) duly updated or completed (as applicable) Confidential Annexure confirming the Locked-Up Notes held by or owed to it as at the date of and reflecting that Back-to-Back Transfer.

6.3	Acknowledgement of Existing $350m Notes Indenture

Each Consenting Noteholder acknowledges the restrictions and requirements contained in the Existing $350m Notes Indenture and the Existing $350m Notes applicable to Transfers of the Existing $350m Notes and the legend regarding Transfers on the Existing $350m Notes and agrees that it will only offer or sell Locked-Up Notes in accordance with such restrictions and requirements.

4816-3932-1062

6.4	Acquisition of Additional Locked-Up Notes

A Consenting Noteholder may, at any time, accept a Transfer of Existing $350m Notes Debt in addition to their Locked-Up Notes (“Additional Locked-Up Notes”), provided that the Consenting Noteholder delivers to the Information Agent, within two Business Days of the completion of the Transfer, a duly executed and completed Transfer Certificate, including an updated Confidential Annexure showing the Additional Locked-Up Notes. Any Additional Locked-Up Notes shall automatically become Locked-Up Notes on the date of the relevant Transfer.

6.5	Ceasing to be a Party

A Consenting Noteholder shall cease to be a Consenting Noteholder following the Transfer of all of its Locked-Up Notes to another person in a manner permitted by this Agreement, provided that:

(a)	the Surviving Provisions shall remain in force in respect of that Consenting Noteholder; and
(b)	the Consenting Noteholder shall remain liable for any breaches by it of this Agreement that occurred prior to the Transfer.
6.6	Transfers other than in compliance with this Agreement

If a Consenting Noteholder purports to effect a Transfer of any or all of its Locked-Up Notes other than in compliance with this Agreement, that Consenting Noteholder shall remain liable as a Consenting Noteholder in respect of its obligations and liabilities under this Agreement in respect of the relevant Locked-Up Notes.

7.	AD HOC GROUP
7.1	Approval by Majority Ad Hoc Group
(a)	Where this Agreement contemplates that a particular matter requires the approval, acceptance, consent or election of the Majority Ad Hoc Group, the AHG Advisers may provide any such confirmation for and on the Majority Ad Hoc Group’s behalf.
(b)	Each Ferroglobe Party shall be entitled to rely on any confirmation received from the AHG Advisers under Clause 7.1(a) as having been properly authorised and approved by the Majority Ad Hoc Group and each Party agrees that the Ferroglobe Parties shall have no liability in the event that this was incorrect.
7.2	Role of Ad Hoc Group

Other than as expressly set out in this Agreement, nothing in this Agreement shall create or imply, with respect to any Ad Hoc Group Member:

(a)	any agency relationship, or fiduciary or other duty between the Ad Hoc Group Member or the Ad Hoc Group and any other Party;
(b)	any authority for the Ad Hoc Group Member or the Ad Hoc Group to act for, represent, or commit any other Party;

4816-3932-1062

(c)	any responsibility for the legality, validity, effectiveness, completeness, adequacy or enforceability of the Transaction, this Agreement or any Transaction Document;
(d)	any obligation to distribute to or share with any other Party other any information or knowledge relating to the Transaction;
(e)	any responsibility for the adequacy, accuracy and / or completeness of any information provided to any Party or the determination whether the use of that information may be regulated or prohibited by applicable law or regulation relating to insider dealing, market abuse or otherwise;
(f)	any imputation of the information or knowledge of any other Party; or
(g)	any restriction on it seeking (at its own cost) its own advice, separately from the AHG Advisers,

in each case in connection with this Agreement and the Transaction.

7.3	Own responsibility

Each Consenting Noteholder acknowledges that:

(a)	it has been, and will continue to be, solely responsible for making its own independent appraisal of the Transaction, this Agreement, and the business of the Group including, but not limited to:
(i)	the financial condition, creditworthiness, condition, affairs, status and nature of each Ferroglobe Party and the Group;
(ii)	the legality, validity, effectiveness, completeness, adequacy and enforceability of any document entered into by any person in connection with the business or operations of the Group or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Transaction;
(iii)	whether such Consenting Noteholder has recourse (and the nature and extent of that recourse) against any Ferroglobe Party, the Group or any other person or any of their respective assets under or in connection with the Transaction and / or any associated documentation, the transactions therein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Transaction; and
(iv)	the adequacy, accuracy and / or completeness of any information provided by any Ferroglobe Party or the Group and their respective advisors or by any other person in connection with the Transaction, and / or any associated documentation, the transactions contemplated therein, or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Transaction;
(b)	it has not relied on, and will continue not to rely on, any Ad Hoc Group Member in respect of any of the matters referred to in paragraph 7.3(a); and

4816-3932-1062

(c)	it will have no recourse (whether direct or indirect, in contract, tort or otherwise) against any Ad Hoc Group Member, its respective Representatives or, other than in the case of the Ad Hoc Group under any engagement letter or applicable law, the AHG Advisers in respect of any of the matters referred to in paragraph 7.3(a).
7.4	AHG Legal Adviser

Each Party acknowledges that each AHG Legal Adviser with respect to each Party (save for the Ad Hoc Group Members):

(a)	does not act in any representative capacity;
(b)	has no fiduciary or other duties or obligations; and
(c)	is not under any obligation to:
(i)	advise or to consult with any Party on any matter related to this Agreement; or
(ii)	disclose to any Party any information it may receive in its capacity as AHG Legal Adviser.
8.	Limitations
8.1	All Party Limitations

Nothing in this Agreement shall:

(a)	require any Party to:
(i)	execute, deliver, support or issue a Core Transaction Document which is not in the Agreed Form;
(ii)	take or refrain from taking (or procure that any other person takes or refrains from taking) any action if doing so is reasonably likely to result in it or its Representatives breaching or incurring personal liability or sanction under:
(A)	any legal or regulatory requirement, fiduciary duty, or other obligation of a Representative to that Party, beyond the control of that Party;
(B)	any order or direction of any relevant court or Governmental Authority,

and which impediment cannot be avoided or removed by taking reasonable steps;

(iii)	provide any assistance or information that:
(A)	is subject to privilege, to the extent that Ferroglobe considers, acting reasonably and on the basis of legal advice, that common interest privilege does not apply;
(B)	it is prohibited from disclosing by confidentiality or non-disclosure restrictions (provided that where those confidentiality or non-disclosure restrictions include the ability to request permission to disclose that

4816-3932-1062

information, it has been prohibited from disclosing after having made a request to disclose);
(iv)	bring or become party to any legal or arbitration proceedings (other than as expressly contemplated by this Agreement); or
(b)	be construed to prohibit any Party from asserting or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or prevent any Party from enforcing this Agreement;
8.2	No cleansing

Each Ad Hoc Group Member and Tyrus acknowledge that:

(a)	any information shared under this Agreement shared with the AHG Advisers, Tyrus, or the Tyrus Legal Adviser, may only be shared subject to an AHG Adviser NDA or equivalent arrangement with Tyrus; and
(b)	no information shared under this Agreement and in accordance with Clause 8.2(a) above will be cleansed unless specifically agreed by Ferroglobe.
8.3	Ferroglobe Party Limitations

Nothing in this Agreement shall:

(a)	restrict any director (or equivalent or similar officeholder) of any member of the Group from complying with:
(i)	any fiduciary, common law, regulatory or legal obligation, including to commence insolvency, bankruptcy or analogous proceedings in respect of that member of the Group if that director (or equivalent or similar officeholder) reasonably considers it is required to do so; or
(ii)	any applicable securities laws in respect of any member of the Group;
(b)	require any director (or equivalent or similar officeholder), agent or employee of any member of the Group to take any action which might, based on legal advice received by that person, expose that person to a risk of personal liability which is outside of the ordinary course of dealing for a director (or equivalent or similar officeholder), agent or employee;
(c)	require any member of the Group to take or procure that any action is taken or otherwise comply with a provision of this Agreement:
(i)	which would prohibit, prevent or impede the ability of any member of the Group to undertake any contingency planning regarding its financial condition or business operations conducted on the advice of its legal advisers;
(ii)	if any member of the Group has not received all authorisations of any governmental or regulatory authority that are reasonably necessary in order to take or procure the taking of that action or otherwise comply with that provision of this Agreement, provided that such member of the Group has used its commercially reasonable endeavours to obtain that authorisation;

4816-3932-1062

(iii)	where its directors (or similar or equivalent officeholders) or the directors (or similar or equivalent officeholders) of a member of the Group consider (acting reasonably) that taking or procuring that action will incur a liability for costs or expenses which such member of the Group would not reasonably be expected to have the means to pay by its due date; or
(iv)	which would require a Ferroglobe Party to provide any assistance or information relating to sensitive negotiations or settlement or other discussions where that Ferroglobe Party reasonably believes that providing that assistance or information would be likely to have an adverse impact on that process, provided that where a Ferroglobe Party seeks to rely on this sub-clause it shall give as much detail as is reasonably practicable in relation to the reasons why it needs to do so to the AHG Advisers and Tyrus Legal Adviser;
(d)	require any member of the Group (or its directors (or similar or equivalent officeholders), agents or employees) to procure that an entity which has ceased to be a member of the Group takes any action or performs any obligation under this Agreement or any Transaction Document;
(e)	require any member of the Group (or its directors (or similar or equivalent officeholders), agents or employees) to procure that any other member of the Group takes any action or performs any obligation under this Agreement where that other member of the Group would not itself be required to take that action or perform that obligation under this Clause 8.2 (as if this Clause 8.2 applied to that member of the Group); or
(f)	in respect of any Scheme and / or proceeding commenced under the U.S. Bankruptcy Code, where it determines, based on an opinion of counsel (QC) that has been shared with the Ad Hoc Group and Tyrus on a non-reliance basis, that there is no reasonable prospect of that Scheme and / or that plan or application filed in any proceeding commenced under the U.S. Bankruptcy Code being sanctioned or approved by the relevant court.
8.4	Consenting Noteholder Limitations

Other than as expressly required by this Agreement and the Term Sheet, nothing in this Agreement shall require any Consenting Noteholder to:

(a)	make any additional equity or debt financing available to the Group, provide any form of indemnity or incur any other actual, contingent or prospective liability, including any out-of-pocket expense;
(b)	refrain from providing debt financing, equity capital, discretionary money management, corporate finance, investment banking, investment advisory, private management, risk management activities, arbitrage and sales and trading activities, or other services (including advisory services) or from carrying on its activities in the ordinary course, in each case which are independent from the transactions contemplated by this Agreement, that do not prevent, delay or jeopardise the Transaction, and subject to appropriate information barriers and other policies being in place; or

4816-3932-1062

(c)	vote in favour of any Scheme if before the relevant meeting or before the deadline for submitting a vote, there has been a Material Adverse Event as notified to Ferroglobe in writing by the Majority Consenting Noteholders.
8.5	Tyrus Limitations

Other than as expressly required by this Agreement and the Term Sheet, nothing in this Agreement shall require Tyrus to:

(a)	make any additional equity or debt financing available to the Group, provide any form of indemnity or incur any other actual, contingent or prospective liability, including any out-of-pocket expense;
(b)	refrain from providing debt financing, equity capital, discretionary money management, corporate finance, investment banking, investment advisory, private management, risk management activities, arbitrage and sales and trading activities, or other services (including advisory services) or from carrying on its activities in the ordinary course, in each case, that do not prevent, delay or jeopardise the Transaction, and subject to appropriate information barriers and other policies being in place; or
(c)	other than in circumstances where Tyrus is a Party in the capacity as a Consenting Noteholder, vote in favour of any Scheme or application filed in any proceeding commenced under the U.S. Bankruptcy Code.
8.6	Notification of non-compliance
(a)	Subject to Clauses 8.1 and 8.2, if a Ferroglobe Party fails to take or refrains from taking action which would otherwise have been required were it not for this Clause 8, it shall so notify the AHG Legal Adviser and the Tyrus Legal Adviser promptly upon becoming so aware, and shall provide a reasonably satisfactory explanation of the action and reason for the failure or other absence of taking that action under this Clause.
(b)	If a Party (other than a Ferroglobe Party) fails to take or refrains from taking action which would otherwise have been required were it not for this Clause 8, it shall so notify Ferroglobe promptly upon becoming so aware (who shall notify each other Party), and Ferroglobe shall be entitled to require the relevant Party to provide a reasonably satisfactory explanation (without any obligation on such Party whatsoever to breach any relevant privilege) of the action and reason for the failure or other absence of taking that action under this Clause.
9.	Termination
9.1	Voluntary termination

This Agreement may be terminated:

(a)	by the mutual written agreement of Ferroglobe, Tyrus and the Majority Consenting Noteholders;
(b)	at the election of Ferroglobe, by and upon delivery to each other Party of a written notice of termination, if:

4816-3932-1062

(i)	a Governmental Authority or court of competent jurisdiction makes an order restraining or otherwise preventing the implementation of the Transaction which has not been revoked or dismissed within 30 days of it being made (other than an order made at the instigation of, or on the application of, Ferroglobe);
(ii)	any of the following Milestones is not achieved by the date specified in Schedule 6 (Outline Implementation Steps), unless the failure to comply is capable of remedy and is remedied within 10 Business Days from that date: (i), (vii), (xiv), and (xv);
(iii)	any Party does not comply with any undertaking in this Agreement and that failure is, or could, in the reasonable opinion of Ferroglobe, be expected to be a Material Adverse Event under limb (b) of that definition, unless the failure to comply is capable of remedy and is remedied within five Business Days of Ferroglobe delivering a notice to the relevant Party alleging failure to comply; or
(iv)	any representation or warranty of any Consenting Noteholder or Equity Party under this Agreement proves to have been incorrect or misleading in any material respect and that breach has, or could, in the reasonable opinion of Ferroglobe, be expected to be a Material Adverse Event under limb (b) of that definition, unless the breach is capable of remedy and is remedied within five Business Days from the earlier of the date on which the relevant Consenting Noteholder or Equity Party (as applicable) becomes aware of the breach or is given notice of such breach by Ferroglobe;
(c)	at the election of Tyrus, by and upon delivery to Ferroglobe of a written notice of termination, if:
(i)	a Governmental Authority or court of competent jurisdiction makes an order restraining or otherwise preventing the implementation of the Transaction which has not been revoked or dismissed within 30 days of it being made (other than an order made at the instigation of, or on the application of, Tyrus);
(ii)	any of the following Milestones is not achieved by the date specified in Schedule 6 (Outline Implementation Steps), unless the failure to comply is capable of remedy and is remedied within 10 Business Days from that date: (i), (x), (xi), (xiii), (xiv), and (xv);
(iii)	any Ferroglobe Party does not comply with the undertakings set out in Clauses 3.5(b)(vii) and 3.5(b)(viii);
(iv)	any Party does not comply with any undertaking in this Agreement and that failure is, or could, in the reasonable opinion of Tyrus, be expected to be a Material Adverse Event under limb (b) of that definition, unless the failure to comply is capable of remedy and is remedied within five Business Days of Tyrus delivering a notice to the relevant Party alleging failure to comply;
(v)	any representation or warranty of any Ferroglobe Party, any Consenting Noteholder or Consenting Noteholders whose holdings represent more than 25% of the Existing $350m Notes Debt, or any other Equity Party under this Agreement proves to have been incorrect or misleading in any material respect

4816-3932-1062

and, if capable of remedy, is not remedied within five Business Days from the earlier of the date on which the relevant Ferroglobe Party, Consenting Noteholder or Equity Party (as applicable) becomes aware of the breach or is given notice of such breach by Tyrus;
(vi)	a Terminable Insolvency Event occurs;
(vii)	an Event of Default occurs under the Existing $350m Notes Indenture, other than (x) any Event of Default waived or intended to be waived and is, by the Transaction Effective Date, waived as part of the Transaction Consents or (y) any Event of Default that is capable of remedy or waiver and that is remedied or waived within five Business Days from the earlier of the date on which the relevant Ferroglobe Party becomes aware of the occurrence of the Event of Default and when it is given notice of such breach by any Party;
(viii)	an Event of Default, as such term is defined therein occurs and is continuing under the indenture governing the New $60m Notes (once issued), other than any Event of Default that is capable of remedy or waiver and that is remedied or waived within five Business Days from the earlier of the date on which the relevant Ferroglobe Party becomes aware of the occurrence of the Event of Default and when it is given notice of such breach by any Party;
(ix)	a Change of Control occurs under (and as defined in) the Existing $350m Notes Indenture, other than a Change of Control resulting from an enforcement of the GVM Share Pledge;
(x)	(a) an event of default (cas de résiliation) occurs and is continuing under the Receivables Facility Agreements, other than any event of default (cas de résiliation) waived or intended to be waived as part of the Transaction Consents, and (b) a notice of termination (notification de résiliation) has been served on the relevant Ferroglobe Party further to the occurrence of that event of default (cas de résiliation);
(xi)	the New Debt Backstop Letter terminates (other than as a result of the New $60m Notes being issued), or any obligation of any Ad Hoc Group Member under the New Debt Backstop Letter is amended or waived (other than as consented to in writing by Tyrus); or
(xii)	a Material Adverse Event occurs, unless that Material Adverse Event is capable of remedy and is remedied within five Business Days from the earlier of the date on which the relevant Ferroglobe Party becomes aware of the occurrence of the Material Adverse Event or is given notice of the Material Adverse Event by Tyrus;
(d)	at the election of the Majority Consenting Noteholders, by and upon delivery to Ferroglobe of a written notice of termination, if:
(i)	a Governmental Authority or court of competent jurisdiction makes an order restraining or otherwise preventing the implementation of the Transaction which has not been revoked or dismissed within 30 days of it being made, other than an order made at the instigation of, or on the application, of (A) any Consenting

4816-3932-1062

Noteholder that is one of the Majority Consenting Noteholders electing to terminate under this Clause, or (B) any Consenting Noteholder that is an Affiliate or Related Fund of a Consenting Noteholder that is one of the Majority Consenting Noteholders electing to terminate under this Clause;
(ii)	any Milestone is not achieved by the date specified in Schedule 6 (Outline Implementation Steps), unless the failure to comply is capable of remedy and is remedied within 10 Business Days from that date;
(iii)	any Ferroglobe Party does not comply with any material undertaking in this Agreement, unless the failure to comply is capable of remedy and is remedied within five Business Days of the Majority Consenting Noteholders delivering a notice to the relevant Ferroglobe Party alleging failure to comply;
(iv)	any Equity Party does not comply with any undertaking in this Agreement and that failure is, or could, in the reasonable opinion of the Majority Consenting Noteholders, be expected to be a Material Adverse Event under limb (b) of that definition, unless the failure to comply is capable of remedy and is remedied within five Business Days of the Majority Consenting Noteholders delivering a notice to the relevant Party alleging failure to comply;
(v)	any representation or warranty of any Ferroglobe Party or Equity Party under this Agreement proves to have been incorrect or misleading in any material respect and, if capable of remedy, is not remedied within five Business Days from the earlier of the date on which the relevant Ferroglobe Party or Equity Party (as applicable) becomes aware of the breach or is given notice of such breach by the Majority Consenting Noteholders;
(vi)	a Terminable Insolvency Event occurs;
(vii)	an Event of Default occurs and is continuing under the Existing $350m Notes Indenture, other than any Event of Default waived or intended to be waived as part of the Transaction Consents;
(viii)	an Event of Default, as such term is defined therein occurs and is continuing under the indenture governing the New $60m Notes (once issued;
(ix)	a Change of Control occurs under (and as defined in) the Existing $350m Notes Indenture, other than a Change of Control resulting from an enforcement of the GVM Share Pledge in respect of which the Tyrus Pledgee had complied with the applicable requirements under Clause 3.7(b);
(x)	(a) an event of default (cas de résiliation) occurs and is continuing under the Receivables Facility Agreements, other than any event of default (cas de résiliation) waived or intended to be waived as part of the Transaction Consents, and (b) a notice of termination (notification de résiliation) has been served on the relevant Ferroglobe Party further to the occurrence of that event of default (cas de résiliation);
(xi)	the New Equity Backstop Letter terminates (other than as a result of the New $40m Equity subscription being completed), or any obligation of Tyrus under

4816-3932-1062

the Equity Commitment Letter is amended or waived (other than as consented to in writing by the Majority Ad Hoc Group); or
(xii)	a Material Adverse Event occurs, unless that Material Adverse Event is capable of remedy and is remedied within five Business Days from the earlier of the date on which the relevant Ferroglobe Party becomes aware of the occurrence of the Material Adverse Event or is given notice of the Material Adverse Event by the Majority Consenting Noteholders.
(e)	at the election of a Consenting Noteholder in respect of that Consenting Noteholder only by and upon delivery of a written notice of termination to Ferroglobe if a Governmental Authority or court of competent jurisdiction makes an order restraining or otherwise preventing the implementation of the Transaction which has not been revoked or dismissed within 30 days of it being made (other than an order made at the instigation of, or on the application of, that Consenting Noteholder).
9.2	Automatic termination

This Agreement shall automatically terminate on the earlier of:

(a)	11.59pm on the Long-Stop Date;
(b)	11.59pm on the Lock-Up Deadline if less than 75% by value of the Noteholders are Parties as Consenting Noteholders; or
(c)	the Transaction Effective Date.
9.3	Effect of termination

This Agreement will cease to have any further effect on the date on which it is terminated under Clause 9.1 or Clause 9.2, save for the Surviving Provisions which shall remain in full force and effect and save in respect of any liability arising or breaches of this Agreement that occurred prior to termination.

9.4	Notification of termination

Ferroglobe shall promptly notify each other Party upon becoming aware that this Agreement may be, or has been, terminated under Clause 9.1 or Clause 9.2, provided that Ferroglobe’s failure to make such notification will not invalidate that termination.

9.5	No termination for own breach

Notwithstanding any other Clause in this Agreement, nothing in this Agreement permits any Party (including as part of the Majority Consenting Noteholders) to terminate this Agreement as a result of its own breach of this Agreement or any breach by its Affiliates or Related Funds who are also a Party.

4816-3932-1062

10.	Representations
10.1	Consenting Noteholder Representations
(a)	Each Consenting Noteholder makes the representations and warranties set out in this Clause 10.1(a) to each other Party on the date on which it becomes a Party by reference to the facts and circumstances existing on that date:
(i)	it is duly incorporated (if a corporate person) or duly established (in any other case) and validly existing under the law of its jurisdiction of incorporation or formation;
(ii)	it has the power to own its assets and carry on its business as it is being, and is proposed to be, conducted;
(iii)	the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable, subject to any applicable Reservations;
(iv)	the entry into and performance by it of the transactions contemplated by, this Agreement do not and will not conflict with any law or regulation applicable to it or its constitutional documents or any agreement or instrument binding on it or any of its assets where such conflict would have a materially adverse effect on its ability to implement or consummate the Transaction or otherwise comply with the terms of this Agreement;
(v)	it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of this Agreement and (subject to the fulfilment of the conditions to the implementation and consummation of the Transaction specified in the Term Sheet) the transactions contemplated by this Agreement;
(vi)	all Authorisations required for the performance by it of this Agreement and the transactions contemplated by this Agreement and to make this Agreement admissible in evidence in its jurisdiction of incorporation and any jurisdiction where it conducts its business have been obtained or effected and are in full force and effect;
(vii)	it is authorised, legally entitled and able to control the exercise and casting of votes, and consenting to amendments to the Existing $350m Notes Indenture in relation to its Locked-Up Notes to the extent necessary to comply with the terms of this Agreement and promote all relevant approvals for the implementation of the Transaction; and
(viii)	subject to Clause 2.2, the Locked-Up Notes specified in its Confidential Annexure constitutes all the Existing $350m Notes Debt legally or beneficially held (or in the case of an Investment Manager Party Controls and its relevant Noteholder listed on its Confidential Annexure holds) by it (after taking into account any pending Transfers).
(b)	In relation to providing evidence of any updates to its holdings of Locked-Up Notes pursuant to, and in accordance with, Clause 3.6(d) (Consenting Noteholder Undertakings) above, each Consenting Noteholder further represents and warrants to

4816-3932-1062

the Information Agent and Ferroglobe that it is the legal or beneficial holder of (or in the case of an Investment Manager Party that it Controls and its relevant Noteholder listed on its Confidential Annexure holds) the Locked-Up Notes which it has stated or confirmed (directly or indirectly) to the Information Agent from time to time that it holds.
10.2	Ferroglobe Representation

Ferroglobe represents to Tyrus that as at the Lock-Up Effective Date and by reference to the facts and circumstances existing on that date:

(a)	it is not aware of any agreement to which it is party that expressly restricts a shareholder from transferring its shares in Ferroglobe to another shareholder or other person, other than the articles of association adopted on 26 October 2017 and the shareholder agreement dated 21 November 2017 (as amended on 23 January 2018);
(b)	all shares in Ferroglobe PLC are fully paid up;
(c)	it is not aware of any change of control provisions with respect to Ferroglobe in any material facility agreement or other finance agreement that is in effect on the Lock-Up Effective Date or will be in effect immediately prior to the Transaction Effective Date pursuant to which Ferroglobe has incurred or owes material financial indebtedness which may require a mandatory prepayment or trigger a default or event of default upon the occurrence of a change of control (howsoever defined) or any analogous or similar provisions, other than the Existing $350m Notes Indenture and the New $60m Notes;
(d)	it is not aware of any change of control provisions with respect to a Ferroglobe Party (other than Ferroglobe) in any material facility agreement or other finance agreement that is in effect on the Lock-Up Effective Date or will be in effect immediately prior to the Transaction Effective Date (but excluding any commercial agreements for operation of the Group’s business) pursuant to which any member of the Group (other than Ferroglobe) has incurred or owes material financial indebtedness which may require a mandatory prepayment or trigger a default or event of default upon the occurrence of a change of control (howsoever defined) or any analogous or similar provisions, other than the Existing $350m Notes Indenture and the New $60m Notes; and
(e)	all liabilities of the Group and all commitments under the ABL Facility Agreement have been discharged or cancelled (as applicable) in full and the ABL Facility Agreement has ceased to be in force and effect.
10.3	Ferroglobe Party Representations

Each Ferroglobe Party makes the representations and warranties set out in this Clause 10.3 to each other Party on the Lock-Up Effective Date, by reference to the facts and circumstances existing on that date and subject to the other provisions of this Agreement:

(a)	it is duly incorporated and validly existing under the law of its jurisdiction of incorporation;

4816-3932-1062

(b)	it has the power to own its assets and carry on its business as it is being, and is proposed to be, conducted;
(c)	the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable, subject to any applicable Reservations;
(d)	the entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with any law or regulation applicable to it or its constitutional documents or any agreement or instrument binding on it or any of its assets where such conflict would have a materially adverse effect on its ability to implement or consummate the Transaction or otherwise comply with the terms of this Agreement;
(e)	it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of this Agreement;
(f)	other than the matters that are the subject of the Transaction Consents, all Authorisations required for the performance by it of this Agreement and the transactions contemplated by this Agreement and to make this Agreement admissible in evidence in its jurisdiction of incorporation and any jurisdiction where it conducts its business have been obtained or effected and are in full force and effect;
(g)	it is not the legal owner of, and it does not have any beneficial interest in, any Existing $350m Notes Debt;
(h)	so far as it is aware, no order has been made, petition presented or resolution passed for the winding up of or appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of it, and no analogous procedure has been commenced in any jurisdiction;
(i)	no member of the Group is a party to any agreement with or has given any undertaking in favour of Tyrus or any Affiliate or Related Fund of Tyrus other than this Agreement, any Tyrus NDA, the New Equity Backstop Letter or any other documents contemplated by or referred to in such agreements; and
(j)	no member of the Group is a party to any agreement with or has given any undertaking in favour of any Ad Hoc Group Member or Original Consenting Noteholder or any Affiliate or Related Fund of an Ad Hoc Group Member or Original Consenting Noteholder other than this Agreement, the Debt Backstop Letter, the Noteholder NDAs, the Work Fee Letter or any other documents contemplated by or referred to in such agreements.
10.4	Equity Party Representations

Each Equity Party makes the representations and warranties set out in this Clause 10.4 to each other Party on the Lock-Up Effective Date, by reference to the facts and circumstances existing on that date and subject to the other provisions of this Agreement:

(a)	it is duly incorporated and validly existing under the law of its jurisdiction of incorporation;

4816-3932-1062

(b)	it has the power to own its assets and carry on its business as it is being, and is proposed to be, conducted;
(c)	the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable, subject to any applicable Reservations;
(d)	the entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with any law or regulation applicable to it or its constitutional documents or any agreement or instrument binding on it or any of its assets where such conflict would have a materially adverse effect on its ability to implement or consummate the Transaction or otherwise comply with the terms of this Agreement;
(e)	it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of this Agreement;
(f)	all Authorisations required for the performance by it of this Agreement and the transactions contemplated by this Agreement and to make this Agreement admissible in evidence in its jurisdiction of incorporation and any jurisdiction where it conducts its business have been obtained or effected and are in full force and effect; and
(g)	it is not the legal owner of, and it does not have any beneficial interest in, any Existing $350m Notes Debt.
11.	Confidentiality
11.1	General Restrictions

Without prejudice to the terms of the Noteholder NDA and subject to the remainder of this Clause 11 and the Existing $350m Notes Indenture (if it applies to them), each Party undertakes to each other Party that it will:

(a)	keep the Confidential Information confidential in accordance with the terms of this Agreement and ensure that the Confidential Information is protected with the same degree of care and the same security measures as it would apply to its own confidential information;
(b)	not, without the prior written consent of Ferroglobe, directly or indirectly communicate or disclose (whether in writing or orally or in any other manner) any Confidential Information to any person other than:
(i)	to a Permitted Disclosee for the Permitted Purpose;
(ii)	to a Noteholder, prospective Noteholder (including any Transferee or potential Transferee) or their Representatives that has executed a confidentiality agreement in favour of Ferroglobe that remains in effect, in connection with the Permitted Purpose;
(iii)	to its statutory auditors to the extent necessary to comply with its statutory audit requirements;

4816-3932-1062

(iv)	to any other person who has entered into a confidentiality agreement with Ferroglobe that remains in effect in relation to the Transaction or the Existing $350m Notes; and
(v)	as otherwise permitted pursuant to this Clause 11;
(c)	ensure that each of its Permitted Disclosees to whom Confidential Information is disclosed are fully aware that the information is confidential and of the confidentiality obligations under this Agreement;
(d)	procure that each Permitted Disclosee complies with the confidentiality and use obligations as if individually named in this Agreement unless the Permitted Disclosee has entered into a confidentiality agreement with Ferroglobe in connection with the Transaction or is bound by a professional duty of confidentiality; and
(e)	other than with the prior written consent of Ferroglobe, use the Confidential Information only for the Permitted Purpose.
11.2	Permitted Disclosures

A Party or its Representatives (the “Disclosing Person”) may disclose Confidential Information to the extent required by applicable law or regulation or by order of any court of competent jurisdiction or otherwise requested by any other competent judicial, governmental, regulatory, taxation, supervisory or other similar body (including any relevant stock exchange), provided that:

(a)	the Disclosing Person shall (to the extent legally permissible) notify Ferroglobe as soon as is reasonably practicable so that Ferroglobe may seek appropriate means to prevent or minimise disclosure or waive compliance with the provisions of this Agreement (and the Disclosing Person shall use its reasonable endeavours to co-operate and take such steps as may reasonably and legally be required for that purpose), provided that no notice shall be necessary where disclosure is made in the ordinary course of that Disclosing Person’s supervisory or regulatory function or in connection with a routine audit or examination by a bank examiner or auditor and that audit or examination does not reference any Ferroglobe Party or the Group or this Agreement;
(b)	the disclosure shall (to the extent legally permissible and reasonably practicable) only be made after notification pursuant to Clause 11.2(a) and consultation and after taking into account the reasonable requirements of Ferroglobe regarding the timing, content and manner of its making;
(c)	the Disclosing Person may only disclose Confidential Information that is specifically required or requested to be disclosed and any disclosure of any Confidential Information shall be limited to be extent necessary (as determined by the Disclosing Person in good faith and acting reasonably) in order to comply with any relevant requirement or request;
(d)	after disclosure has been made, the Disclosing Person shall (to the extent legally permissible and if not previously notified to Ferroglobe under Clause 11.2(a)) notify Ferroglobe (as soon as reasonably practicable) of the circumstances, timing, content and manner of disclosure; and

4816-3932-1062

(e)	after disclosure has been made, the disclosed information shall remain Confidential Information.
11.3	Ad Hoc Group Noteholder NDAs
(a)	All communications between any Ferroglobe Party or the Group and any Ad Hoc Group Member shall be subject to the terms of the existing Noteholder NDAs between Ferroglobe and each Ad Hoc Group Member, save that:
(i)	paragraphs (b), (c) and (d) of the definition of Confidential Information as set out in this Agreement shall apply as though incorporated in full into the definition of Confidential Information in each Ad Hoc Group Member’s Noteholder NDA mutatis mutandis;
(ii)	the exception to the prohibition on disclosure of Confidential Information as set out in Clause 11.1(b)(ii) shall apply as though incorporated in full into each Ad Hoc Group Member’s Noteholder NDA mutatis mutandis; and
(iii)	in the event of any discrepancy between any provision of the Noteholder NDA and any provision of Clauses 11.4 to 11.7 (inclusive), the relevant provision of this Agreement shall prevail.
(b)	Clauses 11.1 and 11.2 of this Agreement shall not, unless specifically provided for in this Clause 11.3, apply in respect of any Ad Hoc Group Member whilst its Noteholder NDA remains in full force and effect.
11.4	Publication of this Agreement
(a)	Subject to Clause 11.4(b), the Ferroglobe may (or may instruct the Information Agent to):
(i)	provide a copy of this Agreement to Noteholders and/or the parties to the Receivables Facility Agreements; and
(ii)	make this Agreement available:
(A)	on any website created for the Information Agent for the purposes of the Transaction;
(B)	on any relevant exchange;
(C)	through any clearing system; and
(D)	using any other means as may be agreed by Ferroglobe, Tyrus and the Majority Ad Hoc Group (acting reasonably).
(b)	Other than as required in order to comply with applicable law or regulation or by order of any court of competent jurisdiction or otherwise requested by any other competent judicial, governmental, regulatory, taxation, supervisory or other similar body (including any relevant stock exchange), any disclosure of this Agreement under Clause 11.4(a) shall be subject to redaction of:
(i)	Schedule 2 (Original Consenting Noteholders);

4816-3932-1062

(ii)	any signature page of any Consenting Noteholder;
(iii)	any signature page of Tyrus, and any entity details for the Tyrus Backstop Provider and the Tyrus Pledgee in the recitals to this Agreement; and
(iv)	any Confidential Annexure,

such that any publication of this Agreement shall not identify or refer to any Consenting Noteholder, Ad Hoc Group Member or Tyrus (other than as the “Tyrus Backstop Provider”, the “Tyrus Pledgee” or “Tyrus”), by name or otherwise.

11.5	Publicity

No Party may make any announcement or other communication regarding or referencing this Agreement or the Transaction (including the identity of any Consenting Noteholder, any Ad Hoc Group Member or Tyrus) other than:

(a)	the publication by Ferroglobe (or the Information Agent) of this Agreement in accordance with Clause 11.4;
(b)	any announcement or other communication:
(i)	in a form agreed amongst Tyrus, the Majority Ad Hoc Group and Ferroglobe;
(ii)	by the Ferroglobe Parties of the execution and key terms of this Agreement and the Transaction, in a form agreed with Tyrus and the Majority Ad Hoc Group, which may include the total percentage of Locked-Up Notes held by the Consenting Noteholders (in aggregate) at the Lock-Up Effective Date;
(iii)	requested by Ferroglobe in accordance with Clause 3.3(a)(i); or
(iv)	required to be made in order to comply with applicable law or regulation or by order of any court of competent jurisdiction or otherwise requested by any other competent judicial, governmental, regulatory, taxation, supervisory or other similar body (including any relevant stock exchange), provided that, any announcement or other communication made pursuant to each of the Clauses 11.5(b)(i) to 11.5(b)(iii) (inclusive) above shall not disclose the identity of or refer to any Consenting Noteholder or Tyrus without the prior written consent of the relevant Consenting Noteholder or Tyrus (as applicable); or

(c)	(subject to Clause 11.4(b)) any communication by any Ferroglobe Party or member of the Group to its Representatives, suppliers, contractual counterparties, financing providers or other third parties that is reasonably necessary for the operation of the Group’s business or the implementation of the Transaction (including obtaining the Transaction Consents).

4816-3932-1062

11.6	Individual Holdings of Locked-Up Notes

Each Party agrees that:

(a)	the amount and percentage of the Locked-Up Notes held by a Consenting Noteholder (an “Individual Holding”) is strictly confidential; and
(b)	it will not make any disclosure to any person, including to any other Noteholder or Consenting Noteholder, which would identify an Individual Holding, except:
(i)	if such disclosure is required to be made in order to comply with applicable law or regulation or by order of any court of competent jurisdiction or otherwise requested by any other competent judicial, governmental, regulatory, taxation, supervisory or other similar body (including any relevant stock exchange);
(ii)	any disclosure between the Information Agent, any Ferroglobe Party and / or the AHG Advisers (or any of their respective Representatives) for the purposes of negotiating, finalising and / or implementing the Transaction; and
(iii)	with respect to the Individual Holding of a particular Consenting Noteholder, any disclosure by any Ferroglobe Party or its Representatives to any Representative of that Consenting Noteholder.
11.7	Aggregate holdings of Locked-Up Notes

Each Party authorises the Information Agent, each Ferroglobe Party and their respective Representatives to:

(a)	inform the Parties of the aggregate principal amount of Locked-Up Notes held by the Consenting Noteholders and the aggregate number of Consenting Noteholders from time to time; and
(b)	refer to the aggregate principal amount of Locked-Up Notes and the aggregate number of Consenting Noteholders from time to time in:
(i)	any announcement relating to the Transaction; and
(ii)	any Transaction Document.
12.	Notices
12.1	Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, shall be made by letter, or by email to:

(a)	GVM:

Paseo de la Castellana 259D
51st floor
28046 Madrid
Spain

4816-3932-1062

Attn: Manuel Garrido Ruano and María Cachero Ribes

Email: mgr@gvm.es and mcachero@gvm.es

(b)	Tyrus:

The address and email address for notices identified with its name in its signature block to this Agreement, with a copy to:

Akin Gump LLP
10 Bishops Square
Eighth Floor
London
E1 6EG

Attn:Sam Brodie and Lois Deasey

Email:FOXAKIN@akingump.com

(c)	Each Ferroglobe Party:

Ferroglobe PLC
5 Fleet Place
London
EC4M 7RD

Attn: Thomas Wiesner, CLO

Email: thomas.wiesner@ferroglobe.com

with a copy to

Milbank LLP
10 Gresham Street
London EC2V 7JD

Attn:Nick Angel and Jerry Uzzi

Email:MilbankProjectFox@milbank.com

(d)	Each Consenting Noteholder:

The address and email address for notices identified with its name in its signature block to this Agreement or its Noteholder Accession Letter (as applicable) and, in the case of any Ad Hoc Group Member, with a copy to:

Weil, Gotshal & Manges (London) LLP

110 Fetter Lane

London EC4A 1AY

Attn:Neil Devaney and Nick Fortune

Email:neil.devaney@weil.com; nicholas.fortune@weil.com

4816-3932-1062

12.2	Addresses

The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is, in the case of each Consenting Noteholder, identified in this Agreement or any substitute address or email address or department or officer as the Party may notify to the other Parties by not less than five Business Days’ written notice.

12.3	Delivery

Any communication under or in connection with this Agreement (including the delivery of any Noteholder Accession Letter, or Transfer Certificate):

(a)	sent by letter will be deemed received when actually received (regardless of whether it is received on a day that is not a Business Day or after business hours) in the place of receipt.
(b)	sent by or attached to an email will be deemed received only on the first to occur of the following:
(i)	when it is dispatched by the sender to each of the relevant email addresses specified by the recipient, unless for each of the addressees of the intended recipient, the sender receives an automatic non-delivery notification that the email has not been received (other than an out of office greeting for the named addressee) and the sender receives the notification of non-delivery within one hour after dispatch of the email by the sender;
(ii)	the sender receiving a message from the intended recipient’s information system confirming delivery of the email; and
(iii)	the email being available to be read at one of the email addresses specified by the recipient,

provided that, in each case, the email is in an appropriate and commonly used format, and any attached file is a pdf, jpeg, tiff or other appropriate and commonly used format.

12.4	English language

Any communication provided under or in connection with this Agreement must be in English.

12.5	Distribution by Ferroglobe

Ferroglobe may distribute to the other Parties any communication under or in connection with this Agreement that it has received from one or more Parties and that is addressed to all Parties.

13.	Information Agent
(a)	Ferroglobe has:
(i)	appointed the Information Agent who shall be responsible for reconciling the Consenting Noteholders’ holdings of Existing $350m Notes Debt based on the

4816-3932-1062

information provided to it. Determinations by the Information Agent in this regard shall be final and may not be disputed by any Consenting Noteholder; and
(ii)	instructed the Information Agent to treat all information that the Information Agent receives from Consenting Noteholders in connection with this Agreement as strictly confidential information.
(b)	Within one Business Day following the Lock-Up Effective Date, Ferroglobe shall instruct the Information Agent to:
(i)	make available to Noteholders a notice setting out the contact details of the Information for queries from Noteholders about this Agreement and the process for becoming a Consenting Noteholder;
(ii)	provide Noteholders, upon request, with a copy of this Agreement (subject to redaction in accordance with Clause 11.4) and a copy of the Noteholder Accession Letter; and
(iii)	verify the holdings of Noteholders that are Consenting Noteholders.
(c)	Each Consenting Noteholder acknowledges that the Information Agent may from time to time request:
(i)	any information required to satisfy the Information Agent’s “know your customer” and anti-money laundering requirements; or
(ii)	evidence of any updates to its holdings of Locked-Up Notes,

whereupon such information or evidence is to be provided by each Consenting Noteholder to the Information Agent pursuant to, and in accordance with, Clause 3.6 (Consenting Noteholder Undertakings).

(d)	Each Ferroglobe Party shall be entitled to rely on any certificate or notice received from the Information Agent.
14.	Separate Rights
(a)	Each of the Consenting Noteholders has entered into this Agreement in respect of its interest in the Existing $350m Notes Debt as well any other debt, claim, security or other instrument it may hold, directly or indirectly, in respect of the Group.
(b)	The obligations of each Party under or in connection with this Agreement are several, and not joint and several, and no Party shall be liable for any failure by another Party to comply with its obligations under this Agreement. Failure by a Party to perform its obligations under this Agreement shall not affect the obligations of any other Party under this Agreement.
15.	Specific Performance

Without prejudice to any other remedy available to any Party, the obligations under this Agreement shall, subject to applicable law, be the subject of specific performance by the

4816-3932-1062

relevant Parties. Each Party acknowledges that damages shall not be an adequate remedy for breach of the obligations under this Agreement.

16.	Partial Invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

17.	Remedies and Waivers

The rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by law. No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy.

18.	Amendments and Waivers
18.1	Amendments to this Agreement

Any term of this Agreement (including the Term Sheet and Outline Implementation Steps) may be amended or waived, and that amendment or waiver shall be binding on all Parties if agreed in writing (such agreement not to be unreasonably withheld or delayed) by Ferroglobe and:

(a)	Tyrus, with respect to any amendment or waiver:
(i)	that imposes a more onerous obligation on Tyrus than is currently anticipated by this Agreement;
(ii)	that is likely to otherwise materially prejudice the economic result of the Transaction for Tyrus as contemplated in this Agreement as at the Lock-Up Effective Date; or
(iii)	of the following Outline Implementation Steps and/or the extension of the corresponding Milestones (in which case Ferroglobe shall promptly notify each other Party in writing of the details of any alternative or additional steps or new milestone date, which shall become binding on each other Party on the date that notification was deemed delivered in accordance with Clause 12.3(b)): (i), (x), (xi), (xiii), (xiv) and (xv);
(b)	the Majority Ad Hoc Group, with respect to any amendment to or waiver of:
(i)	the definition of “Consent Fee Deadline”
(ii)	the definition of “Transaction Implementation Option”;
(iii)	any provision limiting the liability of the Ad Hoc Group;

4816-3932-1062

(iv)	Clause 4, other than any amendment to the aggregate amount of the Cash Consent Fee or the Equity Fee payable pursuant to that clause;
(v)	Clause 7.2; or
(vi)	the Outline Implementation Steps and/or the extension of the corresponding Milestones (in which case Ferroglobe shall promptly notify each other Party in writing of the details of any alternative or additional steps or new milestone date, which shall become binding on each other Party on the date that notification was deemed delivered in accordance with Clause 12.3(b));
(c)	Tyrus and the Majority Ad Hoc Group, with respect to:
(i)	the definition of “Core Transaction Documents”;
(ii)	the definition of “Lock-Up Deadline”;
(iii)	the definition of “Transaction”;
(iv)	the definition of “Transaction Documents”;
(v)	Clause 9.2(a); or
(vi)	the shortening of any Milestone;
(d)	each affected Consenting Noteholder, with respect to any amendment or waiver that:
(i)	imposes a more onerous obligation on any Consenting Noteholder than is currently anticipated by this Agreement;
(ii)	affects any Consenting Noteholder disproportionally in comparison to other Consenting Noteholders; or
(iii)	is likely to otherwise materially prejudice the economic result of the Transaction for a Consenting Noteholder (as against the other Consenting Noteholders) as contemplated in this Agreement as at the Lock-Up Effective Date;
(e)	each Consenting Noteholder, with respect to the definition of “Majority Consenting Noteholders” and “Super Majority Consenting Noteholders”;
(f)	Tyrus and each Consenting Noteholder, with respect to this Clause 18;
(g)	Tyrus and the Super Majority Consenting Noteholders, with respect to the definition of “Core Terms” and the Core Terms;
(h)	each affected AHG Legal Adviser, with respect to any amendment or waiver of Clauses 7.1(b), 7.4, this 18.1(h) or any other provision in this Agreement which affects its rights and obligations; and
(i)	Tyrus and the Majority Consenting Noteholders, with respect to any other amendment or waiver.
18.2	Amendments to Transaction Documents

4816-3932-1062

Any amendment or waiver to a Transaction Document in Agreed Form shall require the prior written consent of each Party whose approval was required for that document to be considered in Agreed Form.

19.	Reservation of Rights

Other than as expressly set out in this Agreement:

(a)	this Agreement does not amend or waive any Party’s rights under the Existing $350m Notes Indenture or any other documents and agreements between any of the Parties, or any Party’s rights as creditors of any Ferroglobe Party unless and until the Transaction Effective Date (and then only to the extent provided under the terms of the Transaction Documents);
(b)	each Party fully reserves any and all of its rights (including under the Existing $350m Notes Indenture or any other documents and agreements between any of the Parties, or as creditors of any Ferroglobe Party), unless and until the Transaction Effective Date; and
(c)	if this Agreement is terminated by any Party for any reason, the rights of that Party against the other Parties and those other Parties’ rights against the terminating Party shall be fully reserved.
20.	THIRD PARTY RIGHTS
(a)	Other than as set out in Clauses 20(b) and 20(c), a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.
(b)	The Information Agent may rely on, enforce and enjoy the benefit of this Agreement as if it was a Party.
(c)	Each AHG Legal Adviser shall be entitled to rely on, enforce and enjoy the benefit of Clauses 7.1(b) and 7.4 as if it was a Party.
(d)	Subject to Clause 18.1(h), this Agreement may be terminated, and any term of this Agreement may be amended or waived, without the consent of any person who is not a Party.
21.	COSTS AND EXPENSES

Subject to the terms of any Fee Arrangement (which terms shall, in the event of any inconsistency with this Clause 21, prevail) each Party shall pay its own costs incurred in connection with the negotiation, preparation, and execution of this Agreement, and any Transaction Documents.

22.	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

4816-3932-1062

23.	Entire Agreement

Other than any Noteholder NDA, the New Equity Backstop Letter and the New Debt Backstop Letter and the Work Fee Letter (and in each case any other documents contemplated or referred to in such agreements) this Agreement and the documents referred to in and / or entered into under this Agreement contain the whole agreement between the Parties relating to the subject matter of this Agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Parties in relation to matters dealt with in this Agreement.

24.	Governing Law

This Agreement and all non-contractual obligations arising out of or in connection with it are governed by English law.

25.	Enforcement

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to non-contractual obligations arising out of or in connection with this Agreement or a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”). The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

26.	SUBMISSION TO THE ENGLISH COURT

By executing this Agreement and notwithstanding any term to the contrary in the Existing $350m Notes Indenture, each Party (other than Tyrus) acknowledges and submits to the jurisdiction of the English Court in respect of and for the purpose of any Scheme to be implemented in connection with the Transaction.

27.	Service of Process
27.1	Appointment of Agent for Process

Without prejudice to any other mode of service allowed under any relevant law, each Ferroglobe Party (other than a Ferroglobe Party incorporated in England and Wales):

(a)	irrevocably appoints Ferroglobe as its agent for service of process; and
(b)	agrees that failure by an agent for service of process to notify any relevant Party of the process will not invalidate the process concerned.
27.2	Alternative Agents

If any person appointed as an agent for service of process by a Ferroglobe Party is unable for any reason to act as agent for service of process, such Ferroglobe Party must immediately appoint another agent and notify the Parties of the name and address details of such agent for service of process.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

4816-3932-1062

4816-3932-1062

Signature Pages to Lock-Up Agreement

Grupo Villar Mir, S.A.U. By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

TYRUS BACKSTOP PROVIDER [***] By: Name: Title:
Notice Details Address: ______ Attn: ______ Email address: ______

4816-3932-1062

Signature Pages to Lock-Up Agreement

TYRUS PLEDGEE [***] By: Name: Title:
Notice Details Address: ______ Attn: ______ Email address: ______

4816-3932-1062

Signature Pages to Lock-Up Agreement

FERROGLOBE PLC By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

GLOBE SPECIALITY METALS, INC.

By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

GSM FINANCIAL INC. By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

GLOBE METALLURGICAL INC. By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

GSM SALES INC. By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

SOLSIL INC. By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

GSM ALLOYS I INC. By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

GSM ALLOYS II INC. By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

GLOBE METALS ENTERPRISES LLC By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

CORE METALS GROUP HOLDINGS LLC By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

CORE METALS GROUP LLC By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

METALLURGICAL PROCESS MATERIALS LLC By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

TENNESSEE ALLOYS COMPANY LLC By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

ALABAMA SAND AND GRAVEL INC. By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

NORCHEM INC. By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

GBG HOLDINGS LLC By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

ALDEN RESOURCES LLC By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

ALDEN SALES CORP LLC By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

GATLIFF SERVICES LLC By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

ARL RESOURCES LLC By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

ARL SERVICES LLC By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

GSM ENTERPRISES LLC By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

GSM ENTERPRISES HOLDINGS INC. By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

QSIP CANADA ULC By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

GSM NETHERLANDS B.V. By: Name: Title:	By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

FERROPEM S.A.S. By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

FERROATLANTICA PARTICIPACIONES S.L.U. By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

FERROSOLAR OPCO GROUP S.L. By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

GRUPO FERROATLANTICA DE SERVICIOS S.L.U. By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

GRUPO FERROATLANTICA S.A.U. By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

FERROATLANTICA DE BOO S.L.U By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

FERROATLANTICA DE SABON S.L.U By: Name: Title:

4816-3932-1062

Signature Pages to Lock-Up Agreement

By [***]
[***]
[***] Name: Title: _______________________________ Notice Details Address: ______ Attn: ______ Email address: ______

4816-3932-1062

Signature Pages to Lock-Up Agreement

By [***]
[***]
[***] Name: Title: _______________________________ Notice Details Address: ______ Attn: ______ Email address: ______

4816-3932-1062

Signature Pages to Lock-Up Agreement

By [***]
[***]
[***] Name: Title: _______________________________ Notice Details Address: ______ Attn: ______ Email address: ______

4816-3932-1062

Signature Pages to Lock-Up Agreement

By [***]
[***]
[***] Name: Title: _______________________________ Notice Details Address: ______ Attn: ______ Email address: ______

4816-3932-1062

Signature Pages to Lock-Up Agreement

By [***]
[***]
[***] Name: Title: _______________________________ Notice Details Address: ______ Attn: ______ Email address: ______

4816-3932-1062

Signature Pages to Lock-Up Agreement

By [***]
[***]
[***] Name: Title: _______________________________ Notice Details Address: ______ Attn: ______ Email address: ______

4816-3932-1062

Signature Pages to Lock-Up Agreement

By [***]
[***]
[***] Name: Title: _______________________________ Notice Details Address: ______ Attn: ______ Email address: ______

4816-3932-1062

Signature Pages to Lock-Up Agreement

By [***]
[***]
[***] Name: Title: _______________________________ Notice Details Address: ______ Attn: ______ Email address: ______

4816-3932-1062

Signature Pages to Lock-Up Agreement

By [***]
[***]
[***] Name: Title: _______________________________ Notice Details Address: ______ Attn: ______ Email address: ______

4816-3932-1062

Signature Pages to Lock-Up Agreement

By [***]
[***]
[***] Name: Title: _______________________________ Notice Details Address: ______ Attn: ______ Email address: ______

4816-3932-1062

Signature Pages to Lock-Up Agreement

By [***]
[***]
[***] Name: Title: _______________________________ Notice Details Address: ______ Attn: ______ Email address: ______

4816-3932-1062

CONFIDENTIAL ANNEXURE

To: Thomas Wiesner, CLO

Email: thomas.wiesner@ferroglobe.com

To: Global Loan Agency Services Limited

Email: ProjectFox@glas.agency

Date:[●]

This is a Confidential Annexure for the purposes of the Lock-Up Agreement dated [●] 2021 relating to Ferroglobe PLC and its Group. Terms used but not defined in this Confidential Annexure shall have the meanings given in the Lock-Up Agreement.

As at the date of this Confidential Annexure, our Locked-Up Notes are as follows:

ISIN / CUSIP	Principal amount of Locked-Up Notes
[●]	[●]

For the purposes of payment by the Information Agent of the Consent Fees, our details are as follows:

Fund Details
Fund Name[1]	[●]
DTC Account Number	[●]
DTC Participant	[●]
Bank Account Details (USD)
Receiving/Cash Correspondent Bank Name:	[●]
Receiving/Cash Correspondent Bank Swift Code:	[●]
Beneficiary Bank Name:	[●]
Beneficiary Bank Swift Code:	[●]

1 Please use full legal name

4816-3932-1062

Beneficiary Account Name:	[●]
Beneficiary Account Number/IBAN:	[●]
Any unique fund code which your bank/custodian requires on payments:	[●]
Call Back Details
Name of Person:	[●]
Phone number:	[●]

4816-3932-1062

Schedule 1
Guarantors

1.	GSM Financial Inc.
2.	Globe Metallurgical Inc.
3.	GSM Sales Inc.
4.	Solsil Inc.
5.	GSM Alloys I Inc.
6.	GSM Alloys II Inc.
7.	Globe Metals Enterprises LLC
8.	Core Metals Group Holdings LLC
9.	Core Metals Group LLC
10.	Metallurgical Process Materials LLC
11.	Tennessee Alloys Company LLC
12.	Alabama Sand and Gravel Inc.
13.	Norchem Inc.
14.	GBG Holdings LLC
15.	Alden Resources LLC
16.	Alden Sales Corp LLC
17.	Gatliff Services LLC
18.	ARL Resources LLC
19.	ARL Services LLC
20.	GSM Enterprises LLC
21.	GSM Enterprises Holdings Inc.
22.	QSIP Canada ULC
23.	GSM Netherlands B.V.
24.	Ferropem S.A.S.
25.	Ferroatlantica Participaciones S.L.U.
26.	Ferrosolar OPCO Group S.L.
27.	Grupo Ferroatlantica De Servicios S.L.U.

4816-3932-1062

28.	Grupo Ferroatlantica S.A.U.
29.	Ferroatlantica De Boo S.L.U.
30.	Ferroatlantica De Sabon S.L.U.

4816-3932-1062

Schedule 2
Original Consenting Noteholders

1.	[***]
2.	[***]
3.	[***]
4.	[***]
5.	[***]
6.	[***]
7.	[***]
8.	[***]
9.	[***]
10.	[***]
11.	[***]

4816-3932-1062

Schedule 3
Form of Noteholder Accession Letter

To: Thomas Wiesner, CLO

Email: thomas.wiesner@ferroglobe.com

To: Global Loan Agency Services Limited

Email: ProjectFox@glas.agency

From: [Additional Consenting Noteholder]

Email: [Additional Consenting Noteholder’s email address]

Dated:  ____________________

Dear All

Lock-Up Agreement dated [●] 2021 between, among others, Ferroglobe PLC, Globe Specialty Metals, Inc. and the Consenting Noteholders (the “Lock-Up Agreement”)

1.	This is a Noteholder Accession Letter for the purposes of the Lock-Up Agreement. In this Noteholder Accession Letter, capitalised terms used but not defined shall have the meanings given to those terms in the Lock-Up Agreement.
2.	We agree to be bound by the terms of the Lock-Up Agreement as an Additional Consenting Noteholder.
3.	Our Locked-Up Notes are set out in the Confidential Annexure to this Noteholder Accession Letter.
4.	Our notice details for the purposes of Clause 12.1(d) are as follows:

Address: [●]

Attn: [●]

Email address: [●]

5.	This Noteholder Accession Letter is governed by English law and subject to the exclusive jurisdiction of the courts of England and Wales.

4816-3932-1062

Additional Consenting Noteholder

By:
………………………………………….

4816-3932-1062

CONFIDENTIAL ANNEXURE

To: Thomas Wiesner, CLO

Email: thomas.wiesner@ferroglobe.com

To: Global Loan Agency Services Limited

Email: ProjectFox@glas.agency

Date:[●]

This is a Confidential Annexure for the purposes of the Lock-Up Agreement dated [●] 2021 relating to Ferroglobe PLC and its Group. Terms used but not defined in this Confidential Annexure shall have the meanings given in the Lock-Up Agreement.

As at the date of this Confidential Annexure, our Locked-Up Notes are as follows:

ISIN / CUSIP	Principal amount of Locked-Up Notes
[●]	[●]

For the purposes of payment by the Information Agent of the Consent Fees, our details are as follows:

Fund Details
Fund Name[2]	[●]
DTC Account Number	[●]
DTC Participant	[●]
Bank Account Details (USD)
Receiving/Cash Correspondent Bank Name:	[●]
Receiving/Cash Correspondent Bank Swift Code:	[●]
Beneficiary Bank Name:	[●]
Beneficiary Bank Swift Code:	[●]

2 Please use full legal name

4816-3932-1062

Beneficiary Account Name:	[●]
Beneficiary Account Number/IBAN:	[●]
Any unique fund code which your bank/custodian requires on payments:	[●]
Call Back Details
Name of Person:	[●]
Phone number:	[●]

4816-3932-1062

Schedule 4
Form of Transfer Certificate

To: Thomas Wiesner, CLO

Email: thomas.wiesner@ferroglobe.com

To: Global Loan Agency Services Limited

Email: ProjectFox@glas.agency

Dated:_________________

Dear Sir/Madam

Lock-Up Agreement dated [●] 2021 between, among others, Ferroglobe PLC, Globe Specialty Metals, Inc. and the Consenting Noteholders (the “Agreement”)

1.	We refer to the Agreement. Terms defined in the Agreement have the same meaning in this letter. This is a Transfer Certificate.
2.	[The transferor] (the Transferor) and [the transferee] (the Transferee) are both Consenting Noteholders as at the date hereof[3].

OR

[The transferor] (the Transferor) is a Consenting Noteholder as at the date hereof and [the transferee] (the Transferee) will become a Consenting Noteholder as result of this Transfer4.

OR

[The transferor] (the Transferor) is not a Consenting Noteholder and [the transferee] (the Transferee) is a Consenting Noteholder as at the date hereof5.

3.	We write to inform you that the principal amounts of Locked-Up Notes set out in the table below, plus any accrued unpaid interest thereon, have been transferred by the Transferor to the Transferee on [date][6]:
ISIN / CUSIP	Principal amount of Locked-Up Notes
[●]	[●]

3 Please this paragraph if both the Transferor and the Transferee are Consenting Noteholder (i.e. the Transfer is between two Noteholders who are already party to the Lock-Up Agreement).

4 Please this paragraph if the Transferor is a Consenting Noteholder and the Transferee is not yet a Consenting Noteholder but will accede to the Lock-Up Agreement as part of the Transfer.

5 Please use this paragraph if the Transferor is not a Consenting Noteholder and the Transferee is a Consenting Noteholder.

6 Please use this paragraph if the Transferor is a Consenting Noteholder.

4816-3932-1062

[We confirm that the Locked-Up Notes set out above were Locked-Up Notes on or prior to the Consent Fee Deadline7.]

OR

We write to inform you that the principal amounts of Existing $350m Notes Debt (which has not previously been Locked-Up Notes) set out in the table below, plus any accrued unpaid interest thereon, have been transferred by the Transferor to the Transferee on [date]8:

ISIN / CUSIP	Principal amount of Locked-Up Notes
[●]	[●]

7 Please include this paragraph if you are a Transferor and the Notes being Transferred became Locked-Up Notes on or prior to the Consent Fee Deadline.

8 Please use this paragraph if the Transferor is not a Consenting Noteholder.

4816-3932-1062

The Transferor: [TRANSFEROR]

By:[signature of authorised person signing on behalf of Transferor]

Name: [print name of authorised person]

Email address: [email address of Transferor]

The Transferee: [TRANSFEREE]

By:[signature of authorised person signing on behalf of Transferee]

Name:[print name of authorised person]

Email address: [email address of transferee]

4816-3932-1062

CONFIDENTIAL ANNEXURE

To: Thomas Wiesner, CLO

Email: thomas.wiesner@ferroglobe.com

To: Global Loan Agency Services Limited

Email: ProjectFox@glas.agency

Date:[●]

This is a Confidential Annexure for the purposes of the Lock-Up Agreement dated [●] 2021 relating to Ferroglobe PLC and its Group. Terms used but not defined in this Confidential Annexure shall have the meanings given in the Lock-Up Agreement.

As at the date of this Confidential Annexure, our Locked-Up Notes are as follows:

ISIN / CUSIP	Principal amount of Locked-Up Notes
[●]	[●]

For the purposes of payment by the Information Agent of the Consent Fees, our details are as follows:

Fund Details
Fund Name[9]	[●]
DTC Account Number	[●]
DTC Participant	[●]
Bank Account Details (USD)
Receiving/Cash Correspondent Bank Name:	[●]
Receiving/Cash Correspondent Bank Swift Code:	[●]
Beneficiary Bank Name:	[●]
Beneficiary Bank Swift Code:	[●]

9 Please use full legal name

4816-3932-1062

Beneficiary Account Name:	[●]
Beneficiary Account Number/IBAN:	[●]
Any unique fund code which your bank/custodian requires on payments:	[●]
Call Back Details
Name of Person:	[●]
Phone number:	[●]

4816-3932-1062

Schedule 5
Term Sheet

FERRoglobe PLC

TERM SHEET

This is the “Term Sheet” as defined in the Lock-Up Agreement. This Term Sheet forms part of and is subject to the provisions of the Lock-Up Agreement. Terms used but not defined in this Term Sheet shall have the meanings given to them in the Lock-Up Agreement.

This Term Sheet does not constitute (nor will it be construed as) (i) an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of the securities referred to herein in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, exemption from registration or qualification under the securities laws of any such jurisdiction or (ii) a solicitation of any consent to any action, it being understood that such an offer or solicitation of consents, if any, will only be made in compliance with applicable provisions of securities, bankruptcy, and/or other applicable laws.

Ferroglobe and its Group has not registered, and does not intend to register, any portion of the New $60m Notes, the Reinstated $350m Notes, or the Outstanding $350m Notes in any jurisdictions and does not intend to conduct a public offering of New $60m Notes, the Reinstated $350m Notes, or the Outstanding $350m Notes in any jurisdictions. in particular, New $60m Notes, the Reinstated $350m Notes, or the Outstanding $350m Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable state securities laws. There is no intention to register any portion of the offering in the United States or to conduct a public offering of securities in the United States. In the United States, the offer will be made only to accredited investors (as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act) in reliance on Section 4(a)(2) thereof or another available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Outside the United States, the offer will be made to non-U.S. persons in accordance with Regulation S under the Securities Act.

This Term Sheet does not purport to summarize all of the terms, conditions, representations, warranties, and other provisions with respect to the Transaction, which will be subject to the Transaction Documents.

OVERVIEW
Existing $350m Notes Issuers

Ferroglobe PLC, a public limited company incorporated under the laws of England and Wales (“Ferroglobe”) and Globe Specialty Metals, Inc., a Delaware corporation (“GSM” and, together with Ferroglobe, the “Co-Issuers”).

4816-3932-1062

Existing $350m Notes

$350.0 million aggregate principal amount of the 9.375% Senior Notes due 2022 (the “Existing $350m Notes”) issued by the Existing $350m Notes Issuers under an indenture dated as of February 15, 2017, as amended, modified or otherwise supplemented from time to time (the “Existing $350m Notes Indenture”).

NewCos

Two new companies incorporated under the laws of England and Wales (“NewCo1” and “NewCo2”), to be formed as wholly-owned subsidiaries of Ferroglobe for the purposes of the Group Reorganisation (as defined below).

Transaction

The “Transaction” shall comprise the following key elements, to occur as part of the Transaction Effective Date steps in a manner to be agreed between Ferroglobe, Tyrus and the Majority Ad Hoc Group:

●
the issuance of $40 million new equity in Ferroglobe as further described in Exhibit A (the “New $40m Equity”), to be implemented by way of an Equity Offering and backstopped as set out in the New Equity Backstop Letter;
●
the issuance of $60 million new debt as further described in Exhibit B (the “New $60m Notes”), to be backstopped as set out in the New Debt Backstop Letter; and
●
the effectiveness of certain amendments to the Existing $350m Notes as further described in Exhibit C (the “Existing $350m Notes Amendments”), to be implemented by way of an Exchange Offer and Covenant Strip or by way of a Scheme.

Group Reorganisation

As part of the implementation of the Transaction, substantially all of the assets and liabilities of Ferroglobe (including the shares in its direct subsidiaries and its liabilities under the Notes) will be transferred to a new holding chain in accordance with principles agreed between Ferroglobe and the Majority Ad Hoc Group (the “Group Reorganisation”).

The Group Reorganisation shall be implemented prior to the Transaction Effective Date such that at the Transaction Effective Date:

●
NewCo1 and NewCo 2 will be direct or indirect wholly-owned subsidiaries of Ferroglobe and NewCo2 will become the holding company of the assets transferred as described above, such that Ferroglobe remains the indirect parent of the Group; and
●
NewCo1 or NewCo2 (as agreed between Ferroglobe and the Majority Ad Hoc Group, following tax structuring) will be the co-issuer (with GSM) of the Reinstated $350m Notes (and the Outstanding $350m Notes, if applicable).

Transaction Consents

Any amendments, waivers and/or consents by the requisite holders and lenders, as applicable, under the Existing $350m Notes Indenture and the Receivables Facility Agreement (if applicable) necessary to implement the Transaction, including (if necessary):

●
appropriate amendments to the governing law and jurisdiction provisions of the Existing $350m Notes Indenture to change the governing law from New York law to English law and to change the jurisdiction for resolution of disputes from

4816-3932-1062

the Courts of the State of New York sitting in New York City or of the United States for the Southern District of such State to the Courts of England and Wales;
●
appropriate amendments to the rights and duties of the trustee under the Notes Indenture to conform to the requirements of English law; and
●
appropriate amendments, waivers and/or consents by the requisite holders or lenders, as applicable, under the Existing $350m Notes Indenture and Receivables Facility Agreement (as applicable) to waive any actual or potential Defaults or Events of Default (as each such term is defined under the Existing $350m Notes Indenture and Receivables Facility Agreement, as applicable) arising out of or in connection with the implementation of the Transaction (including the relevant Transaction Implementation Option and the Group Reorganisation); and
●
appropriate amendments, waivers and/or consents by the requisite holders or lenders, as applicable, under the Existing $350m Notes Indenture to permit a NewCo to become an issuer of the Existing/Reinstated $350m Notes in lieu of Ferroglobe.

4816-3932-1062

Exhibit A

SUMMARY OF KEY TERMS OF THE NEW $40m Equity

The summary below describes the proposed principal terms of the New $40m Equity. Certain of the terms and conditions described below are subject to important limitations and exceptions, in particular the disclaimers set out on the first page of this Term Sheet.

Form of commitment	Lock-Up Agreement and New Equity Backstop Letter
Issuer	Ferroglobe
Amount of Equity Offering	$40 million
Process

The offering to existing shareholders of Ferroglobe or one or more third parties, using one of the following processes (the “Equity Offering” to be determined by Ferroglobe in consultation with Tyrus or, in the case of the Equity-Linked Instrument, with the consent of Tyrus, in accordance with the New Equity Backstop Letter), of:

●
rights or warrants to purchase ordinary shares of Ferroglobe (the “New Shares”) at a price not less than the Issue Price; or
●
New Shares at a price not less than the Issue Price or any equity-linked instrument linked to the ordinary shares of Ferroglobe (which shall not confer any special economic or voting rights vis-à-vis the existing ordinary shares of Ferroglobe and which shall be convertible into ordinary shares on or prior to the Transaction Effective Date, the “Equity-Linked Instrument”), in each case pursuant to a bookbuilding exercise, in either case the issuance of the New Shares or the Equity-Linked Instrument (as applicable) to occur as part of the Transaction Effective Date steps.

Issue Price

New Shares will be issued pursuant to an Equity Offering at a price per share to be determined at the sole discretion of Ferroglobe.

New Shares may be issued to Tyrus in the arrangement described below under “Backstop” at a price per share equal to the lower of (i) a 40% discount to volume-weighted average closing price for an ordinary share in the capital of Ferroglobe on the 10 trading days prior to the Business Day immediately prior to the Transaction Effective Date, calculated by reference to the Bloomberg page “GSM US Equity VWAP” or, if such price or page is not available, then the volume-weighted average closing price shall be calculated by reference to the equivalent Reuters page (and in the event the equivalent Reuters page is not available, then such other price or source as shall be determined in good faith to be appropriate by an independent appraiser), provided that if the price for an ordinary share in the capital of Ferroglobe is materially decreasing during the relevant 10 trading day period directly as a consequence of a materially high level of short-selling activity (as determined by each of Ferroglobe and Tyrus in good faith), then Ferroglobe and Tyrus shall use reasonable endeavours to negotiate in good faith (but shall not be bound to agree) a

4816-3932-1062

longer period of trading days than such 10 trading day period with a view to proportionally negating, to the extent practicable, the effect on the Issue Price of the short-selling activity; and (ii) the issue price per New Share in respect of the Equity Offering; provided that the total number of New Shares issued in respect of Tyrus’ commitment (after giving effect to any shares issued in connection with the Equity Offering) shall not exceed the total number of shares Ferroglobe is authorised to issue without making a pre-emptive offer to existing shareholders and are not reserved for specific purposes.

Backstop

The Equity Offering will be fully backstopped by Tyrus on terms and subject to the conditions set out in the New Equity Backstop Letter and Lock-Up Agreement, including:

●
conditions precedent to the commitment of Tyrus to include (without limitation) the following:
o
change of control provisions in Existing $350m Notes and New $60m Notes to reflect the Change of Control sections of Exhibits B and C;
o
Article 6 (transfers) of the shareholder agreement dated 21.11.2017 between Ferroglobe and GVM (as amended on 23 January 2018) to be removed;
o
payment of fees of Tyrus Legal Adviser; and

other conditions precedent as set out in the Equity Backstop Letter; and

●
a cash backstop fee of $1.5m, payment to be irrevocably instructed on the Transaction Effective Date and in accordance with the Closing Funds Flow Statement.

4816-3932-1062

Exhibit B

SUMMARY OF KEY TERMS OF THE NEW $60m Notes

The summary below describes the proposed principal terms of the New $60m Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions, in particular the disclaimers set out on the first page of this Term Sheet.

Issuer	NewCo1 or NewCo2 (as agreed between Ferroglobe and the Majority Ad Hoc Group, following tax structuring) (the “New $60m Notes Issuer”).
Amount	$60 million (first $40 million to be funded by the Backstop Providers as soon as reasonably practicable in advance of the Transaction Effective Date as set out in the Outline Implementation Steps).
Maturity Date	June 30, 2025 (unless earlier repurchased or redeemed).
Interest Rate

Interest on the New $60m Notes will accrue at a cash rate of 9.0% per annum, payable semi-annually on January 31 and July 31 of each year, commencing on January 31, 2022. Interest will accrue from the issue date of the New $60m Notes.

Repayment Premium

Make-whole premium of $17.5m payable if part or all of the $40m of New $60m Notes are redeemed following any notice of redemption or acceleration (with the premium being reduced pro rata based on the aggregate principal amount of New $60m Notes redeemed) provided that no make-whole premium shall be payable if:

(a)
the notice of redemption or acceleration is provided after the Lock-Up Agreement is terminated
(i)
by mutual written agreement of Ferroglobe PLC, Tyrus and the Majority Consenting Holders pursuant to Clause 9.1(a) of the Lock-Up Agreement;
(ii)
pursuant to Clauses 9.1(b)(iii), 9.1(b)(iv), 9.1 (c)(iv) or 9.1(c)(v) of the Lock-Up Agreement as a result of a breach or misrepresentation, as applicable, by any holders of the New Money Instrument in its capacity as a “Consenting Noteholders” under the Lock-Up Agreement;
(iii)
pursuant to Clause 9.2 (b) of the Lock Up Agreement;
(iv)
because a scheme of arrangement seeking to implement the transaction fails to get the requisite creditor consent or is not sanctioned by the court;
(v)
pursuant to Clauses 9.1(c)(viii) or 9.1(d)(viii) of the Lock Up Agreement where the Event of Default is termination of the Lock Up Agreement in the circumstances in (iii) and (iv) above;
(vi)
pursuant to Clause 9.2(c) of the Lock-Up Agreement as a result of the Transaction Effective Date having occurred;
(vii)where the redemption occurs on or after the date falling three months after the termination of the Lock-Up Agreement; or

4816-3932-1062

(b) Ferroglobe PLC or NewCo2 is subject to Chapter 11, administration, liquidation, receivership (in any form) or an analogous procedure in any jurisdiction.
Backstop

The New $60m Notes will be backstopped on terms set out in the New Debt Backstop Letter, including:

●
the parties (other than Ferroglobe) to the New Debt Backstop Letter (the “Backstop Providers”) will commit to subscribe for the full amount of the Existing $60m Notes in the proportions set out in the New Debt Backstop Letter (the “Commitments”);
●
any amount of the New $60m Notes not taken up by the holders of the Existing $350m Notes as part of their pro rata entitlement through the Exchange Offer and Covenant Strip or Scheme (including any amounts not taken up due to failed funders) will be taken up by the Backstop Providers in the proportions set out in the New Debt Backstop Letter; and
●
in consideration for the Commitment and subject to the Backstop Providers complying with the obligations under the New Debt Backstop Letter, Ferroglobe will pay to each Backstop Provider a cash fee in an amount equal to 4.0% of that Backstop Provider’s Commitment, and will irrevocably instruct the payment of that cash fee upon the issuance of the first $40m of the New $60m Notes and in accordance with the Interim Funds Flow Statement, subject to Ferroglobe having received all necessary payment information prior to the issuance date.

No fee will be payable to any other holders of the Existing $350m Notes to the extent they subscribe to the New $60m Notes.

Call Schedule	● First 15m (commencing from the Transaction Effective Date): par ● Next 9m: NC (make-whole redemption to be available during NC period) ● Y3: 104.5 ● Y4+: par
Guarantors	Same as the Reinstated $350m Notes, with any additions to be agreed between Ferroglobe and the Majority Ad Hoc Group.
Priority	The New $60m Notes and associated guarantees will constitute super senior obligations of the New $60m Notes Issuer and the relevant guarantors as a result of the collateral provided.
Security	Substantially consistent with the Security Principles set out at Exhibit F.
Covenants

Substantially consistent with the Covenant Principles set out at Exhibit E, plus appropriate disapplications or carve-outs for Defaults or Events of Default arising out of or in connection with the implementation of the Transaction (to reflect the Transaction Consents).

Change of Control	Change of control provisions (and any related defined terms) to be amended so that no change of control shall occur or be deemed to occur by reason of:

4816-3932-1062

●
any enforcement of rights or exercise of remedies under the GVM Share Pledge, including any sale, transfer or other disposal or disposition of the shares in Ferroglobe in connection therewith;
●
any disposal by GVM of its shares in Ferroglobe where the purpose of that transaction is to facilitate the repayment or discharge (in full or in part) of the GVM Loan and the proceeds of sale are promptly applied towards such repayment or discharge; or
●
any mandatory offer (or analogous offer) required under the City Code on Takeovers and Mergers or any analogous regulation applied in any jurisdiction as a consequence of a transaction under limbs (1) or (2) above, provided that, if any transaction under paragraphs (1) to (3) above occurs which, but for such paragraph(s), would be a “Change of Control” as a consequence of any person or persons (other than Tyrus) (x) acquiring any Voting Stock of the Parent or (y) being or becoming the “beneficial owner” of the voting power of any Voting Stock of the Parent (such person(s), the “Controlling Shareholder”):

●
the Controlling Shareholder has within 60 days of that transaction and at its election:
o
paid to the Holders, on a pro rata basis, a fee in an aggregate amount equal to the product of (i) the aggregate principal amount outstanding of the Notes, (ii) 0.02 and (iii) the number of years (or part-thereof, with any part of a year calculated on the basis of the number of days divided by 360) from the payment date of such fee to June 30, 2025; or
o
made an offer to all Holders to purchase one-third of the Notes on a pro rata basis at a price equal to (A) in the first fifteen months after the Issue Date, 100 per cent. of the principal amount of such Notes plus accrued and unpaid interest or (B) at any time after the first fifteen months following the Issue Date, 101 per cent. of the principal amount of such Notes plus accrued and unpaid interest; or
●
either or both of the Issuers within 60 days of that transaction has made an offer to all Holders to repurchase or purchase (as applicable), or has otherwise redeemed, one-third of the Notes on a pro rata basis at a price equal to (A) in the first fifteen months after the Issue Date, 100 per cent. of the principal amount of such Notes plus accrued and unpaid interest or (B) at any time after the fifteen months following the Issue Date, 101 per cent. of the principal amount of such Notes plus accrued and unpaid interest, resulting in such repurchased, purchased or redeemed Notes being cancelled, and provided further that the Controlling Shareholder is not a Restricted Person.

Where:

“GVM” means Grupo Villar Mir S.A.U. and its successors or assigns.

“GVM Share Pledge” means any share pledge or charge or other similar security over the shares in the Parent held by GVM granted by GVM in support of or as collateral for its obligations under any GVM Loan from time to time.

4816-3932-1062

“GVM Loan” means any financing provided by Tyrus to GVM or owing by GVM to Tyrus, from time to time.

“Parent” means Ferroglobe PLC or any other Successor Company in accordance with [the Indenture].

“Restricted Person” means any person that: (a) is listed on the United States Specifically Designated Nationals and Blocked Persons List; the European Union Consolidated List of Persons, Groups and Entities subject to EU Financial Sanctions; or the United Kingdom Consolidated List of Financial Sanctions Targets (each a “Sanctions List”); (b) is owned or controlled by a person identified on a Sanctions List, to the extent that such ownership or control results in such person being subject to the same restrictions as if such person were themselves identified on the corresponding Sanctions List; (c) is located in or incorporated under the laws of a country or territory that is the target of comprehensive sanctions imposed by the United States, which for the purposes of this Agreement, as at the date of signature of this Agreement by the last of its signatories are Iran, Syria, Cuba, the Crimea Region, and North Korea; (d) has, within the last five years, been prosecuted by a relevant authority in the United States, the United Kingdom or any member state of the European Union, in relation to a breach of securities laws (in so far as such prosecution relates to insider dealing, unlawful disclosure, market manipulation or prospectus liability) or criminal laws relating to fraud or anti-corruption, save for instances where the prosecution has concluded and did not result in any criminal or civil settlement or penalty being imposed in relation to such breaches; or (e) is a Subsidiary of a person described in (d) above.

“Tyrus” means [***] and any of its Affiliates and/or Related Funds.

Intercreditor

Customary intercreditor terms under:

●
an ICA among the Issuers, Guarantors and the trustees under the New $60m Notes and Reinstated $350m Notes Indentures, to be put in place on the Transaction Effective Date (and not when the initial $40 million is funded), and
●
a pro forma ICA to be agreed to be used among the Issuers, Guarantors and the trustees under the New $60m Notes and Reinstated $350m Notes Indentures and any asset-based loan lenders, should the Group seek ABL funding in the future.

Governing Law and Jurisdiction	New York law and courts
Listing	Yes – exchange to be agreed between Ferroglobe and the Majority Ad Hoc Group.
Clearing System	Euroclear/Clearstream
Documentation	The documentation will be prepared by lawyers acting for Ferroglobe based on the Notes Indenture, subject to this Exhibit B.
Conditions Precedent to the New $60m Notes

Customary CPs, and to include:

●
with respect to the first $40m of New $60m Notes, the Interim Funds Flow Statement being in Agreed Form;
●
with respect to the additional issuance of $20m of New $60m Notes, the Closing Funds Flow Statement being in Agreed Form;
●
all Milestones listed in the Outline Implementation Steps as preceding the relevant issuance to be completed in accordance with the Outline Implementation Steps (or waived by Ferroglobe, Tyrus and the Majority Ad Hoc Group) on or before the relevant Milestone Dates; and
●
payments of fees of the AHG Advisers.

4816-3932-1062

Process

An initial $40 million funding by the Backstop Providers in accordance with the Outline Implementation Steps, and a subsequent offer to all existing holders of Existing $350m Notes (including any Backstop Provider that is a holder of Existing $350m Notes) in the proportion that the principal amount of its holdings of Existing $350m Notes on the relevant record date bears to the aggregate principal amount of Existing $350m Notes on that date, to close as part of the Transaction Effective Date steps.

4816-3932-1062

Exhibit C

SUMMARY OF KEY TERMS OF THE Reinstated $350m Notes

The summary below describes the proposed principal terms of the Reinstated $350m Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions, in particular the disclaimers set out on the first page of this Term Sheet.

Issuers	NewCo1 or NewCo2 (as agreed between Ferroglobe and the Majority Ad Hoc Group, following tax structuring) and GSM (the “Reinstated $350m Notes Issuers”).
Amount	$350 million (0% haircut)
Form	New indenture (the “Reinstated $350m Notes”), to become effective as part of the closing steps for the Transaction Effective Date.
Maturity Date	December 31, 2025 (unless earlier repurchased or redeemed).
Interest Rate

Interest on the Reinstated $350m Notes will accrue at a cash rate of 9.375% per annum, payable semi-annually on January 31 and July 31 of each year, commencing on January 31, 2022. Interest will accrue from the Transaction Effective Date.

Consent Fees

Consent fees to comprise the following:

●
a Cash Consent Fee, payment to be irrevocably instructed on the Transaction Effective Date and in accordance with the Closing Funds Flow Statement, to each Consenting Noteholder of:
o
an amount equal to 1.0% of the total outstanding amount of its Early Consented Notes as at the Record Date; and
o
an amount equal to 0.5% of the total outstanding amount of its Late Consented Notes as at the Record Date,

provided, in each case, that the Consenting Noteholder is not in material breach of its obligations under this Agreement (including the undertakings to vote on an Exchange Offer and Covenant Strip or a Scheme) as at the Transaction Effective Date; and

●
an Equity Fee, to be issued on the Transaction Effective Date in conjunction with the issuance of the shares representing the Equity Offering, of:
o
where the Transaction is implemented using an Exchange Offer and Covenant Strip:
◾
to each Consenting Noteholder, its proportional entitlement of a cash fee to be settled as aggregate 2.00% of the post-Transaction ordinary shares in Ferroglobe, to be calculated as the same proportion that the aggregate amount of Early Consented Notes held by that Consenting Noteholder as at the Record Date bears to the aggregate amount of all Early Consented Notes held by all Consenting Noteholders on the Record Date provided that the Consenting Noteholder is not in material breach of its obligations under this

4816-3932-1062

Agreement (including the undertakings to vote on an Exchange Offer and Covenant Strip or a Scheme) as at, the Transaction Effective Date; and, without limiting any Noteholder’s entitlement to the 2.00% Early Equity Fee

◾
each Noteholder who provides consent and participates in the Exchange Offer and Covenant Strip, its proportional entitlement of a cash fee to be settled as aggregate 1.75% of the post-Transaction ordinary shares in Ferroglobe, to be calculated as the same proportion as their holding of Existing $350m Notes as at the end of the solicitation period of the Exchange Offer and Covenant Strip bears to the aggregate holdings as at that date of those that consented and participated; or
o
where the Transaction is implemented using a Scheme; each Noteholder, its proportional entitlement of a cash fee to be settled as aggregate 3.75% of the post-Transaction ordinary shares in Ferroglobe, to be calculated as the same proportion that the aggregate amount of Existing $350m Notes held by that Noteholder as at the Record Date bears to the aggregate amount of Existing £350m Notes held by all Noteholders as at the Record Date, provided that (i) only the Exchange Offer and Covenant Strip fees or the Scheme fees may become payable, and not both and (ii) any reference to “post-Transaction ordinary shares in Ferroglobe” shall mean, without limitation, after any dilution resulting from the Equity Offering, arrangements under the New Equity Backstop Letter and the issuance of any fees to Tyrus.

Where:

“Early Consented Notes” means Existing $350m Notes which became Locked-Up Notes on or prior to the Consent Fee Deadline;

And

“Late Consented Notes” means Existing $350m Notes which are not Early-Consented Notes and which became Locked-Up Notes:
o
if the Existing $350m Notes Amendments are implemented using an Exchange Offer and Covenant Strip, the day on which the solicitation period of the Exchange Offer and Covenant Strip ends; and
o
if the Existing $350m Notes Amendments are implemented using a Scheme, the date of the Scheme meeting.

Call Schedule	● Y1: NC (make-whole redemption to be available during NC period) ● Y2: 104.6875 ● Y3: 102.34375 ● Y4: 101

4816-3932-1062

● Y5: par
Guarantors	Same as the existing guarantors plus the addition of the same new guarantors as for the New Notes.
Priority	The Reinstated $350m Notes and associated guarantees will constitute senior obligations of the Reinstated $350m Notes Issuers and the relevant guarantors.
Security	Substantially consistent with the Security Principles set out at Exhibit F.
Covenants	Substantially consistent with the Covenant Principles set out at Exhibit E.
Change of Control

Change of control provisions (and any related defined terms) to be amended so that no change of control shall occur or be deemed to occur by reason of:

●
any enforcement of rights or exercise of remedies under the GVM Share Pledge, including any sale, transfer or other disposal or disposition of the shares in Ferroglobe in connection therewith;
●
any disposal by GVM of its shares in Ferroglobe where the purpose of that transaction is to facilitate the repayment or discharge (in full or in part) of the GVM Loan and the proceeds of sale are promptly applied towards such repayment or discharge; or
●
any mandatory offer (or analogous offer) required under the City Code on Takeovers and Mergers or any analogous regulation applied in any jurisdiction as a consequence of a transaction under limbs (1) or (2) above, provided that, if any transaction under paragraphs (1) to (3) above occurs which, but for such paragraph(s), would be a “Change of Control” as a consequence of any person or persons (other than Tyrus) (x) acquiring any Voting Stock of the Parent or (y) being or becoming the “beneficial owner” of the voting power of any Voting Stock of the Parent (such person(s), the “Controlling Shareholder”):

●
the Controlling Shareholder has within 60 days of that transaction and at its election:
o
paid to the Holders, on a pro rata basis, a fee in an aggregate amount equal to the product of (i) the aggregate principal amount outstanding of the Notes, (ii) 0.02 and (iii) the number of years (or part-thereof, with any part of a year calculated on the basis of the number of days divided by 360) from the payment date of such fee to December 31, 2025; or
o
made an offer to all Holders to purchase one-third of the Notes on a pro rata basis at a price equal to 101 per cent. of the principal amount of such Notes plus accrued and unpaid interest; or
●
either or both of the Issuers within 60 days of that transaction has made an offer to all Holders to repurchase or purchase (as applicable), or has otherwise redeemed, one-third of the Notes on a pro rata basis at a price equal to 101 per cent. of the principal amount of such Notes plus accrued and unpaid interest, resulting in such repurchased, purchased or redeemed Notes being cancelled,

4816-3932-1062

and provided further that the Controlling Shareholder is not a Restricted Person.

Where:

“GVM” means Grupo Villar Mir S.A.U. and its successors or assigns.

“GVM Share Pledge” means any share pledge or charge or other similar security over the shares in the Parent held by GVM granted by GVM in support of or as collateral for its obligations under any GVM Loan from time to time.

“GVM Loan” means any financing provided by Tyrus to GVM or owing by GVM to Tyrus, from time to time.

“Parent” means Ferroglobe PLC or any other Successor Company in accordance with [the Indenture].

“Restricted Person” means any person that: (a) is listed on the United States Specifically Designated Nationals and Blocked Persons List; the European Union Consolidated List of Persons, Groups and Entities subject to EU Financial Sanctions; or the United Kingdom Consolidated List of Financial Sanctions Targets (each a “Sanctions List”); (b) is owned or controlled by a person identified on a Sanctions List, to the extent that such ownership or control results in such person being subject to the same restrictions as if such person were themselves identified on the corresponding Sanctions List; (c) is located in or incorporated under the laws of a country or territory that is the target of comprehensive sanctions imposed by the United States, which for the purposes of this Agreement, as at the date of signature of this Agreement by the last of its signatories are Iran, Syria, Cuba, the Crimea Region, and North Korea; (d) has, within the last five years, been prosecuted by a relevant authority in the United States, the United Kingdom or any member state of the European Union, in relation to a breach of securities laws (in so far as such prosecution relates to insider dealing, unlawful disclosure, market manipulation or prospectus liability) or criminal laws relating to fraud or anti-corruption, save for instances where the prosecution has concluded and did not result in any criminal or civil settlement or penalty being imposed in relation to such breaches; or (e) is a Subsidiary of a person described in (d) above.

“Tyrus” means [***] and any of its Affiliates and/or Related Funds.

Transfer Restrictions; No Registration Rights

The Reinstated $350m Notes and the associated guarantees will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Intercreditor

Customary intercreditor terms under:

●
an ICA among the Issuers, Guarantors and the trustees under the New $60m Notes and Reinstated $350m Notes Indentures, to be put in place on the Transaction Effective Date (and not when the initial $40m is funded), and
●
a pro forma ICA to be agreed to be used among the Issuers, Guarantors and the trustees under the New $60m Notes and Reinstated $350m Notes

4816-3932-1062

Indentures and any asset-based loan lender, should the Group seek ABL funding in the future.
Governing Law and Jurisdiction	New York law and courts
Clearing System	DTC (if same instrument) and Euroclear/Clearstream (if new instrument).
Documentation	The documentation will be prepared by lawyers acting for Ferroglobe based on the Existing $350m Notes Indenture, subject to this Exhibit C.
Conditions precedent	Same as the New $60m Notes (other than the Interim Funds Flow Statement being in Agreed Form).
Process

Consent request to all existing holders of Existing $350m Notes using one of the following Transaction Implementation Options:

●
a Consent Solicitation and Covenant Strip; or
●
a Scheme,

in either case to occur as part of the Transaction Effective Date steps.

4816-3932-1062

Exhibit D

SUMMARY OF KEY TERMS OF Outstanding $350m NOTES

The summary below describes the proposed principal terms of any Outstanding $350m Notes, being any Existing $350m Notes not exchanged for Reinstated $350m Notes, if the Existing $350m Notes Amendments are implemented using an Exchange Offer and Covenant Strip. Certain of the terms and conditions described below are subject to important limitations and exceptions, in particular the disclaimers set out on the first page of this Term Sheet.

Issuers	NewCo1 or NewCo2 (as agreed between Ferroglobe and the Majority Ad Hoc Group, following tax structuring) and GSM
Amount	No change
Form	No change
Maturity Date	No change
Interest Rate	No change
Consent Fees	None
Call Schedule	No change
Guarantors	No change
Collateral	None
Covenants

Eliminate substantially all of the restrictive covenants, certain events of default and other related provisions in the Existing $350m Notes Indenture, including, without limitation, all of Article IV (Covenants) other than Section 4.12 (Payment of Notes), Section 4.13 (Withholding Taxes), Section 4.13A (Agreed Tax Treatment) and Section 5.01 (Merger and Consolidation).

Change of Control	Remove change of control.
Transfer Restrictions; No Registration Rights	No change
Intercreditor	None
Governing Law and Jurisdiction	New York law and courts
Clearing System	DTC
Documentation	The documentation will be prepared by lawyers acting for Ferroglobe based on the Existing $350m Notes Indenture, subject to this Exhibit D.

4816-3932-1062

Exhibit E

CovenANT PRINCIPLES

The summary below describes the proposed covenant principles for the New $60m Notes and Reinstated $350m Notes. Certain of the principles described below are subject to important limitations and exceptions, in particular the disclaimers set out on the first page of this Term Sheet.

	New Money Instrument	Reinstated Notes
DEBT
Section 4.01(a) Debt Incurrence Ratio

“The Parent will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that each Issuer and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) if on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Fixed Charge Coverage Ratio for the Parent and its Restricted Subsidiaries would have been at least 2.0 to 1.0 and the Consolidated Net Leverage Ratio for the Parent and its Restricted Subsidiaries would have been at least 3.0 to 1.0.”

Definition of “Consolidated Net Leverage Ratio”

“(1) … will be given pro forma effect (as determined in good faith by a responsible accounting or financial officer of the Parent) as if they had occurred on the first day of the reference period; provided that if definitive documentation has been entered into with respect to a Purchase that is part of the transaction causing a calculation to be made hereunder, Consolidated EBITDA for such period will be calculated after giving pro forma effect to such Purchase as if such Purchase had occurred on the first day of such period, even if the Purchase has not yet been consummated as of the date of determination”

“(2) the Consolidated EBITDA (whether positive or negative) attributable to discontinued operations, as determined in accordance with IFRS, and operations, businesses or group of assets constituting a business or operating unit (and ownership interests therein) disposed of during the reference period or subsequent to such reference period and prior to the Calculation Date, will be excluded on a pro forma basis as if such disposition occurred on the first day of such period”

Delete (7)

Definition of “Fixed Charge Coverage Ratio”

“… then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (as determined in good faith by a responsible accounting or financial officer of such Person)to such Incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance, retirement, extinguishment or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter period...”

“(1) … will be given pro forma effect (as determined in good faith by a responsible accounting or financial officer of such Person), as if they had occurred on the first day of the four-quarter reference period; provided that, if definitive documentation has been entered into with respect to a Purchase that is part of the transaction causing a calculation

4816-3932-1062

	New Money Instrument	Reinstated Notes

to be made hereunder, Consolidated EBITDA for such period will be calculated after giving pro forma effect to such Purchase as if such Purchase had occurred on the first day of such period, even if the Purchase has not yet been consummated as of the date of determination”

Delete (8)

Section 4.01(b)(i) Credit Facilities Basket

“Indebtedness Incurred pursuant to any Credit Facility (including in respect of letters of credit or bankers’ acceptances issued or created thereunder), and any Refinancing Indebtedness in respect thereof and Guarantees in respect of such Indebtedness in a maximum aggregate principal amount at any time outstanding not to exceed $100.0 million; plus in the case of any refinancing of any Indebtedness permitted under this Section 4.01(b)(i) or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing; provided that the aggregate principal amount of Indebtedness Incurred by Restricted Subsidiaries that are not Guarantors or an Issuer pursuant to this Section 4.01(b)(i) shall not exceed $10.0 million at any time ”

The Indenture will include provisions to permit the incurrence of a new ABL facility, subject to availability of debt capacity. To facilitate the incurrence of a new ABL facility, the following provisions will be added to the Indenture:

●
At the request of either Issuer, the Trustee and the Security Agent shall, and will be authorized and obligated under the Indenture to, enter into an agreed form intercreditor agreement with the ABL lenders (or their agent or representative) in the form attached to the Indenture (the “ABL Intercreditor Agreement”)
●
At the request of either Issuer, the Trustee and the Security Agent shall, and will be authorized and obligated under the Indenture to, enter into amendments or replacements to the security documents to provide the ABL lenders and/or their agent a first ranking lien (which will be prior to the lien securing the Holders) on the ABL Collateral and a second ranking lien (or a junior position in the proceeds waterfall) on all other liens that the Holders have

Paragraph (25)(b) of the definition of “Permitted Lien”

“Liens securing Indebtedness Incurred under Section 4.01(b)(i), provided, that the lenders under any ABL Facility secured by such Liens (or their representative) shall have acceded to the ABL Intercreditor Agreement”

Definitions of “Consolidated Senior Secured Net Leverage” and “Consolidated Senior Secured Net Leverage Ratio”	Delete
Section 4.01(b)(xi) General Debt Basket	Delete

4816-3932-1062

	New Money Instrument	Reinstated Notes
New 4.01(b)(xi) ROFO Basket (replacing the general debt basket)

“(xi) Indebtedness of the Issuer or any Guarantor in an aggregate outstanding principal amount which, when taken together with any Refinancing

Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this Section 4.01(b)(xi) and then outstanding, will not exceed $25.0 million, provided that the ROFO Condition has been satisfied.”

“ROFR Condition” will be defined to include a mechanism to make an offer to the Holders to lend under this basket.

“(xi) Indebtedness of the Issuer or any Guarantor in an aggregate outstanding principal amount which, when taken together with any Refinancing

Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this Section 4.01(b)(xi) and then outstanding, will not exceed $25.0 million.”

Section 4.01(c) Limitation on Non-Guarantor Debt	Delete
Section 4.01(c)

Add new Section 4.01(c) that states that the following debt incurrence baskets will be turned off until the Transaction Effective Date occurs and the New Equity is funded:

●
Ratio based incurrence baskets
●
Section 4.01(b)(i)
●
New Section 4.01(b)(xi)

N/A
Section 4.01(b)(vii) Capital Leases / Purchase Money Debt Basket	$15.0 million only – remove “1.0% of Consolidated Net Tangible Assets	No change
Definition of “IFRS”

“IFRS” means International Financial Reporting Standards (formerly International Accounting Standards) (“IFRS”) endorsed from time to time by the European Union or any variation thereof with which the Parent or its Restricted Subsidiaries are, or may be, required to comply. All ratios and calculations contained in this Indenture shall be computed in accordance with IFRS.

Section 4.01(b)(v) Acquired / Acquisition Debt Basket	Delete
Section 4.01(b)(iv)	“(A) Indebtedness represented by the Notes (other than any Additional Notes) outstanding on the Issue Date and the related	“(A) Indebtedness represented by the Notes (other than any Additional Notes) outstanding on the Issue Date and the related

4816-3932-1062

	New Money Instrument	Reinstated Notes

Note Guarantees, Additional Notes up to an aggregate principal amount of $25 million issued on the Transaction Effective Date and the related Note Guarantees, and the Reinstated Notes and the guarantees of the Reinstated Notes outstanding on the Transaction Effective Date, (B) any Indebtedness (other than Indebtedness described in Section 4.01(b)(iii)) outstanding on the Issue Date after giving effect to the Transaction, consisting of the Indebtedness listed on Schedule [1] to the Indenture, (C) Refinancing Indebtedness Incurred in respect of any Indebtedness described in this Section 4.01(b)(iv) (other than clause (iv)(D)), Section 4.01(b)(v) or Incurred pursuant to Section 4.01(a), (D) Management Advances and (E) any loan or other instrument contributing the proceeds of the Notes and/or the Reinstated Notes;”

Debt to be in the schedule include:

●
Reindus loan (2016)
●
Silicio FerroSolar loan (2016)
●
FerroAtlantica del Cinca loan (2008)
●
French Covid and Quebec Silicon loans (2020)

Note Guarantees, and the New Money Instrument and the guarantees of the New Money Instrument outstanding on the Issue Date, (B) any Indebtedness (other than Indebtedness described in Section 4.01(b)(iii)) outstanding on the Transaction Effective Date after giving effect to the Transaction, consisting of the Indebtedness listed on Schedule [1] to the Indenture, (C) Refinancing Indebtedness Incurred in respect of any Indebtedness described in this Section 4.01(b)(iv) (other than clause (iv)(D)), Section 4.01(b)(v) or Incurred pursuant to Section 4.01(a), (D) Management Advances and (E) any loan or other instrument contributing the proceeds of the Notes and/or the New Money Instrument;”

Debt to be in the schedule include:

●
Reindus loan (2016)
●
Silicio FerroSolar loan (2016)
●
FerroAtlantica del Cinca loan (2008)
●
French Covid and Quebec Silicon loans (2020)

Paragraph (9) of “Indebtedness”

“to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements, Interest Rate Agreements and Commodity Hedging Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).”

Section 4.01(b)(xiii) Qualified Securitization Facilities

“Indebtedness Incurred under (i) the [current A/R facility] (the “Existing A/R Facility”), (ii) any Qualified Securitization Financing that refinances or replaces the Existing A/R Facility and (iii) any other Qualified Securitization Financing, for this clause (iii), in an aggregate principal amount not to exceed $25.0 million at any one time”

Section 4.01(b)(xv) Debt of Permitted JVS	Delete
Section 4.01(b)(ii)	“Guarantees by the Parent or any Restricted Subsidiary of Indebtedness of either Issuer or any Guarantor or guarantees by any Restricted Subsidiary that is not a Guarantor of

4816-3932-1062

	New Money Instrument	Reinstated Notes
Guarantees Basket

Indebtedness of any other Restricted Subsidiary that is not a Guarantor, so long as the Incurrence of such Indebtedness is permitted under the terms of this Indenture, provided, that if such Indebtedness is subordinated to the Notes or any Note Guarantee, then such guarantees shall also be subordinated to the Note or such Note Guarantee on the same basis”

“Refinancing Indebtedness”	“”
Reclassification	Amend clause (d)(ii): Indebtedness Incurred under Section 4.01(b)(i) may not be reclassified	No change
“Subordinated Shareholder Funding”

To introduce the concept of “Subordinated Shareholder Funding,” which will be defined as funds that (1) are provided by a shareholder to the Parent (and not to any Subsidiary), (2) are subordinated in right of payment to the New Money Instrument (by acceding to the intercreditor agreement to be entered into in connection with the initial security documents (the “Intercreditor Agreement”), (3) are unsecured and not benefit from any upstream guarantees, (3) accrue only PIK interest and (4) provide that no payments in cash can be made until at least 6 months after the maturity of the New Money Instrument.

Subordinated Shareholder Funding will not be “Indebtedness.”

However, to the extent a shareholder loan does not meet (1) through (4) above and is deemed an Indebtedness, a shareholder should not be prohibited from providing such Indebtedness if it passes the relevant covenants.

To introduce the concept of “Subordinated Shareholder Funding,” which will be defined as funds that (1) are provided by a shareholder to the Parent (and not to any Subsidiary), (2) are subordinated in right of payment to the Reinstated Notes (by acceding  to the intercreditor agreement to be entered into in connection with the initial security documents (the “Intercreditor Agreement”)), (3) are unsecured and not benefit from any upstream guarantees, (3) accrue only PIK interest and (4) provide that no payments in cash can be made until at least 6 months after the maturity of the Reinstated Notes.

Subordinated Shareholder Funding will not be “Indebtedness.”

However, to the extent a shareholder loan does not meet (1) through (4) above and is deemed an Indebtedness, a shareholder should not be prohibited from providing such Indebtedness if it passes the relevant covenants.

LIENS
Definition of Permitted Lien (25)

“(a) Liens created for the benefit of or to secure, directly or indirectly, the Notes and the Note Guarantees, and the Reinstated Notes and the guarantees of the Reinstated Notes as of the Issue Date, (b) Liens securing Indebtedness Incurred under Section 4.01(b)(i); provided that (i) any Government Loan  incurred pursuant to Section 4.01(b)(i) prior to the Transaction

“(a) Liens created for the benefit of or to secure, directly or indirectly, the Notes and the Note Guarantees, and the New Money Instrument and the guarantees of the New Money Instrument as of the Transaction Effective Date, (b) Liens securing Indebtedness Incurred under Section 4.01(b)(i); provided that (i) any Government Loan incurred pursuant to Section 4.01(b)(i)

4816-3932-1062

	New Money Instrument	Reinstated Notes

Effective Date  shall be unsecured and (ii) any Qualified Securitization Financing (other than an ABL Facility) incurred pursuant to Section 4.01(b)(i) shall not be secured by the Collateral  and (c) Liens in respect of property and assets securing Indebtedness if the recovery in respect of such Liens is subject to loss-sharing or sharing of recoveries as among the Holders of the Notes and the creditors of such Indebtedness”

prior to the Transaction Effective Date  shall be unsecured and (ii) any Qualified Securitization Financing (other than an ABL Facility) incurred pursuant to Section 4.01(b)(i) shall not be secured by the Collateral   and (c) Liens in respect of property and assets securing Indebtedness if the recovery in respect of such Liens is subject to loss-sharing or sharing of recoveries as among the Holders of the Notes and the creditors of such Indebtedness”

Definition of Permitted Lien (14)	Delete
Definition of Permitted Lien (1)

“Liens on assets or property of any Restricted Subsidiary that is not a Guarantor (or the US Co-Issuer) securing Indebtedness of such Restricted Subsidiary that is not a Guarantor (or the US Co-Issuer)”

Definition of Permitted Lien (13)	“Liens existing on, or provided for or required to be granted under written agreements existing on, the Issue Date”	“Liens existing on, or provided for or required to be granted under written agreements existing on, the Transaction Effective Date”
Definition of Permitted Lien (15)

“(i) Liens on assets or property of either Issuer or any Guarantor securing Indebtedness or other obligations of such Issuer or Guarantor owing to either Issuer or any Guarantor, (ii) Liens in favor of either Issuer or any Guarantor”

Permitted Lien on ROFO Basket	Add a Permitted Lien securing Indebtedness Incurred under the ROFO Basket above with the Collateral only
Definition of Permitted Lien (26)	Delete basket
RESTRICTED PAYMENTS
Definition of “Restricted Payment”	Payments of cash interest or principal on Subordinated Shareholder Funding will be a Restricted Payment.
Definition of “Subordinated Indebtedness”	To include, in addition, (1) any Indebtedness for borrowed money that is secured solely by a Lien that ranks junior to any Liens securing the Notes and the Note Guarantees	To include, in addition, (1) any Indebtedness for borrowed money that is secured solely by a Lien that ranks junior to any Liens securing the Notes and the Note Guarantees

4816-3932-1062

	New Money Instrument	Reinstated Notes
	and the Reinstated Notes and the guarantees of the Reinstated Notes and (2) any unsecured Indebtedness for borrowed money, in each case other than any government loan or any ABL facility.	and the New Money Instrument and the guarantees of the New Money Instrument and (2) any unsecured Indebtedness for borrowed money, in each case other than any government loan or any ABL facility.
Section 4.02(a)(C) Build-Up Basket	Delete
Section 4.02(c)(x) General RP Basket	Delete
Definition of “Permitted Investment” (11)	Delete
Definition of “Permitted Investment” (16)	Delete
Section 4.02(c)(xiv) Leverage Basket	Delete
Section 4.02(c)(vi) MGMT. Equity Repurchase	Delete
Definition of “Management Advances”

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of any Parent Holdco, the Parent or any Restricted Subsidiary:

1(4)
(a) in respect of travel, entertainment or moving related expenses incurred in the ordinary course of business or (b) for purposes of funding any such person’s purchase of Capital Stock of the Parent, its Subsidiaries or any Parent Holdco with (in the case of this sub-clause (b)) the approval of the Board of Directors; or
(5)
in respect of moving related expenses incurred in connection with any closing or consolidation of any facility or office.

Definition of “Permitted Investment” (1)

“Investments in (a) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or the Parent or (b) a Person that is engaged in any Similar Business (including the Capital Stock of any such Person) and such Person will, upon the making of such Investment, become a Restricted Subsidiary; provided that the aggregate of Investments in Restricted Subsidiaries that are not Guarantors made pursuant to this paragraph (1) and paragraph (2) by the Issuers and the Guarantors shall not exceed $10 million outstanding at any one time”

4816-3932-1062

	New Money Instrument	Reinstated Notes
Definition of “Permitted Investment” (2)

Investments in another Person if such Person is engaged in any Similar Business and as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Parent or a Restricted Subsidiary; provided that the aggregate of Investments in Restricted Subsidiaries that are not Guarantors made pursuant to this paragraph (2) by the Issuers and the Guarantors shall not exceed $10 million outstanding at any one time;

Definition of “Excluded Contributions”	Delete To be clarified that the New Equity contributed in connection with the Transaction shall not be contributed as an Excluded Contribution	No change To be clarified that the New Equity contributed in connection with the Transaction shall not be contributed as an Excluded Contribution
Section 4.02(c)(iv)(C) Repurchase of Sub Debt that is Acquired Debt	Delete
Definition of “Permitted Investment” (15)

“Guarantees of Indebtedness of the Parent or any of its Restricted Subsidiaries not prohibited by Section 4.01 and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business”

Unrestricted Subsidiaries	No ability to create or invest in Unrestricted Subsidiaries
ASSET SALES
Asset Dispositions

Net Available Cash of Asset Dispositions may not be used in accordance with Section 4.05(b)(i) through (viii). Net Available Cash of Asset Dispositions will constitute Excess Proceeds.

If the aggregate amount of Excess Proceeds exceeds $5 million, such Excess Proceeds must be used to repay debt (or, in the case of the New Money Instrument or Reinstated Notes, offer to purchase at par) in accordance with the waterfall under the applicable intercreditor agreement within a time period to be determined.

The proceeds of a sale of collateral securing an ABL facility will be applied in accordance with the waterfall under the ABL Intercreditor Agreement, while the proceeds of a sale of other assets will be applied in accordance with the waterfall under the Intercreditor Agreement.

Asset Dispositions	If assets sold are collateral for the New Money Instrument/Reinstated Notes, then any Replacement Assets should secure the New Money Instrument/Reinstated Notes to the

4816-3932-1062

	New Money Instrument	Reinstated Notes

extent and so long as the provision of such collateral is not reasonably expected to result in (i) any violation of applicable law or regulation, (ii) any liability of officers, directors or shareholders, (iii) any cost, expense, liability or obligation (including with respect to taxes) other than reasonable out-of-pocket expenses and other reasonable expenses incurred in connection with any governmental or regulatory filings, or (iv) inconsistency with any intercreditor agreement.

Section 4.05(b)(i)	N/A	The requirement to make offers to the holders of Reinstated Notes should not be limited to the payment of Public Debt.
Definition of “Asset Disposition” (7) De Minimis	$10.0 million
Section 4.05(c) Excess Proceeds	$5.0 million
Section 4.05(a)(G) Designated Non-Cash Consideration	Delete
Definition of “Asset Disposition” (1) Transfers to Non-Guarantors

Any lien on collateral transferred to any Restricted Subsidiary that is not a Guarantor must be maintained. The intercreditor agreements to allow for any Restricted Subsidiary that is not a Guarantor to accede as “third-party security provider” for this purpose.

For the avoidance of doubt, the requirement above shall not apply to collateral transferred to any Restricted Subsidiary that is not a Guarantor by way of any Investment by either Issuer or any Guarantor in a Restricted Subsidiary that is not a Guarantor pursuant to clause (1) of Permitted Investments.

Definition of “Asset Disposition” (8) Funding RPs	(8) any Restricted Payment that is permitted to be made, and is made, under Section 4.02 and the making of any Permitted Payment or Permitted Investment;
AFFILIATE TRANSACTIONS
Section 4.06(a) De Minimis Threshold	$2.0 million
Section 4.06(a)(ii) Board Approval Required

(ii) in the event such Affiliate Transaction involves an aggregate value in excess of $10.0 million, the terms of such transaction or series of related transactions have been approved by a resolution of the majority of the disinterested members of the Board of Directors of the Parent resolving that such transaction complies with clause (i) of this Section 4.06(a); provided, that if a majority of the members of the Board of Directors are not disinterested in the transaction, the Parent shall deliver a Fairness Opinion to the Trustee

4816-3932-1062

	New Money Instrument	Reinstated Notes
Section 4.06(a)(iii) Fairness Opinion Required	Add new Section 4.06(a)(iii) for an independent fairness opinion (a “Fairness Opinion”) requirement at $20 million
EVENTS OF DEFAULT
Global Note, paragraph 1, Default Rate	2%
Section 6.01(f) Cross-Acceleration

$10 million

In addition to cross-acceleration, a default or event of default under the terms of an ABL Facility involving a principal amount of Indebtedness of $10 million or more in the aggregate that permits the acceleration or the termination of any commitments to lend under such ABL Facility.

$10 million
Section 6.01(i) Judgement Default	$10 million
Section 6.01(j) Invalidity of Guarantee

“any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee or this Indenture) or is declared invalid or unenforceable in a judicial proceeding or any Guarantor denies or disaffirms in writing its obligations under its Note Guarantee and any such Default continues for 10 days.”

Section 6.01(k) Invalidity of Security	New Section 6.01(k) to be added with respect to invalidity of security interests in respect of Collateral with an aggregate value of more than $5.0 million
Section 6.01(l)

New Section 6.01(l) to be added: The Lock-Up Agreement is terminated in accordance with its terms other than (x)(a) by mutual written agreement of Ferroglobe, Tyrus and the Majority Consenting Holders pursuant to Clause 9.1(a) of the Lock-Up Agreement or (b) pursuant to Clauses 9.1(b)(iii), 9.1(b)(iv), 9.1 (c)(iv) or 9.1(c)(v) of the Lock-Up Agreement as a result of a breach or misrepresentation, as applicable, by the holders of the New Money Instrument in their capacity as “Consenting Noteholders” under the Lock-Up Agreement or (y) pursuant to Clause 9.2 (c) of the Lock-Up Agreement

N/A
Security release	Any security release other than in accordance with the applicable intercreditor agreement or the Indenture to require the consent of each Holder of an outstanding Note affected

4816-3932-1062

	New Money Instrument	Reinstated Notes
Acceleration	Applicable Premium to be expressly made payable upon any acceleration
OTHER
Section 4.08 (b) Additional Note Guarantees

Section 4.08(b) to require a Restricted Subsidiary to guarantee the New Money Instrument / Reinstated Notes where it guarantees:

●
Indebtedness outstanding under the ABL, any credit facility that refinances ABL, and any other credit facility of either Issuers/Guarantors
●
any debt incurred under Credit Facility and general debt basket that exceeds $10 million

Guarantor coverage test and Material Companies Test
●
Guarantor coverage test
o
Test to confirm whether each of (i) assets, (ii) sales and (iii) EBITDA is at least 90%
o
Taking into account each entity in the Group on an unconsolidated basis and excluding all intra-Group items and investments in subsidiaries of another member of the Group
o
Calculated in accordance with the following principles:
◾
Exclude the following entities:
●
(only for purposes of any EBITDA test) any entity with negative EBITDA (to exclude from both the numerator and the denominator)
●
Any entity which cannot, or is not required to, become a Guarantor due to legal or regulatory prohibitions
●
Any entity that would incur fees or other costs which are disproportionate to the benefit obtained by the holders of the Notes or would have to unduly disrupt its business to grant a guarantee
●
Any entity which is not wholly-owned by another member of the Group, but only if minority shareholders require consent to grant a guarantee
◾
Test annually based on the year-end financial statements on the date the year-end financial statements are required to be delivered (i.e., 120 days from year end)
o
If the test is not satisfied, then members of the Group need to accede as Guarantors within 90 days

●
Material Companies test
o
To be defined as any member of the Group which represents at least 5% of assets, sales or EBITDA on the test date for the Guarantor coverage test and to include (without limitation) Ferroglobe PLC and all existing Guarantors
o
Any Material Company that is not a Guarantor must accede as a Guarantor (i) within 90 days of the test date for Guarantor coverage and (ii) within 60 days following end of Q2

4816-3932-1062

	New Money Instrument	Reinstated Notes

Future guarantors to provide asset security subject to agreed security principles (to include the same kinds of security interests as for an original guarantor with respect to relevant assets as are specified in Exhibit F of the Term Sheet for a future guarantor incorporated in the same jurisdiction as such original guarantor and ‘all-assets’ security where available in a relevant jurisdiction for other future guarantors) consistent with the principles for guarantees described above.

Disenfranchisement	No change from Existing $350m Notes
Definition of “Consolidated Net Income”	“(4) [Reserve];” “(11) any one-time non-cash charges or any amortization or depreciation, in each case to the extent related to the Refinancing or any acquisition of another Person or business; and”
Definition of “Consolidated EBITDA”

In the definition of “Consolidated EBITDA,” add the following to the extent deducted in calculating Consolidated Net Income:

“any extraordinary, one-off, non-recurring, exceptional or unusual gain, loss, expense or charge, including any charges or reserves in respect of any restructuring, redundancy, relocation, refinancing, integration or severance or other post-employment arrangements, signing, retention or completion bonuses, transaction costs (including costs related to the Refinancing or any investments), acquisition costs, business optimization, system establishment, software or information technology implementation or development, costs related to governmental investigations and curtailments or modifications to pension or post-retirement benefits schemes, litigation or any asset impairment charges or the financial impacts of natural disasters (including fire, flood and storm and related events)”

“any one-time non-cash charges or any amortization or depreciation, in each case to the extent related to the Refinancing or any acquisition of another Person or business or resulting from any reorganization or restructuring or Incurrence of Indebtedness involving the Parent or its Restricted Subsidiaries”

Security/Collateral

Customary security/collateral-related provisions to be added throughout the Indenture, including an article on “Collateral and Security”. Agreed Security Principles to be included in the Intercreditor Agreement.

Listing	Irish Stock Exchange (GEM)
Ratings	Commercially reasonable efforts to maintain an instrument rating from one rating agency
Settlement	Euroclear/Clearstream for New Money Instrument. DTC (if same instrument) and Euroclear/Clearstream (if new instrument) for Reinstated Notes.
COMI	Add requirement for Issuers and Guarantors to maintain COMI in jurisdiction of registration

4816-3932-1062

	New Money Instrument	Reinstated Notes
Use of Proceeds	Add requirement that the proceeds of the initial tranche of the New Money Instrument will be applied in Spain and France

4816-3932-1062

Exhibit F

Security Principles

The summary below describes the proposed security principles for the New $60m Notes and Reinstated $350m Notes. Certain of the principles described below are subject to important limitations and exceptions, in particular the disclaimers set out on the first page of this Term Sheet.

Security Providers

Newcos	EU Guarantors	Existing ABL Guarantors/Borrowers
Holdco; Finco

Spanish/ French Guarantors of the bonds:

Ferropem SAS

Ferroatlantica Participaciones S.L.U.

Ferrosolar OPCO Group S.L.

Grupo Ferroatlantica De Servicios S.L.U.

Grupo Ferroatlantica S.A.U.

Ferroatlantica De Boo S.L.U.

Ferroatlantica De Sabon S.L.U.

New guarantors:

Ferroglobe Manganese Norge AS (Norway)

Ferroglobe Manganese France

Ferroatlantica del Cinca

GSM Financial Inc.

Globe Metallurgical Inc.

GSM Sales Inc.

Solsil Inc.

GSM Alloys I Inc.

GSM Alloys II Inc.

Globe Metals Enterprises LLC

Globe Speciality Metals Inc

Core Metals Group Holdings LLC

Core Metals Group LLC

Metallurgical Process Materials LLC

Tennessee Alloys Company LLC

Alabama Sand and Gravel Inc.

Norchem Inc.

GBG Holdings LLC

Alden Resources LLC

Alden Sales Corp LLC

Gatliff Services LLC

ARL Resources LLC

ARL Services LLC

GSM Enterprises LLC

GSM Enterprises Holdings Inc.

QSIP Canada ULC

GSM Netherlands BV

4816-3932-1062

Cuarzos Industriales Ferroglobe PLC (England)

4816-3932-1062

Proposed EU Security

Security	Description	Security Interests (all security to be first ranking) as condition precedent to initial $40m issuance	Additional security to be provided / actions to be taken within the timeframes set out below and subject to criteria below
Share Pledge	Pledges over shares in: (i) Holdco (ii) Finco (iii) Each EU Guarantor

England: Share charge

France: Share pledge (art. L.211-20 CMF / art. 2355 cc)

Spain[10]: Share ordinary (unregistered) pledge

Norway: Share pledge

Netherlands: Share pledge – see under North American security below

Bank Account pledge	Pledges over the bank accounts of: (i) Ferroglobe PLC; (ii) Holdco (once opened); (iii) Finco (once opened); and (iv) each EU Guarantor, other

England: Debenture

France: Pledge of Balance Account (art. 2355 cc)

Spain: Receivables ordinary (unregistered) pledge

Norway: Charge of bank account claims

Netherlands – All Assets security, see under North American security

10 Note: Spanish security over shares, bank accounts and receivables to be structured as financial collateral and executed as a poliza notarial (not a notarial deed).

4816-3932-1062

Security	Description	Security Interests (all security to be first ranking) as condition precedent to initial $40m issuance	Additional security to be provided / actions to be taken within the timeframes set out below and subject to criteria below
	than the accounts of Grupo Ferroatlantica at Caixa Bank and Bankinter used to hold amounts for certain guarantees.	below. Evidence that security over the bank account is permitted to be provided.
Intercompany Receivables

Pledges over intercompany receivables:

(i)
arising as a result of the cash pooling arrangements and tolling agreements between the EU Guarantors;
(ii)
arising in connection with the corporate reorganisation or new money borrowing, from Ferroglobe PLC,

England: Debenture

France: Pledge of receivables (art. 2355 cc)

Spain: Receivables ordinary (unregistered) pledge (to be periodically updated at six monthly intervals or such shorter interval if agreed following input from local counsels)

Norway: (i) security assignment of claims arising out of a specific legal relationship (e.g. claims arising under the cash pool agreement or an intercompany loan agreement) and

4816-3932-1062

Security	Description	Security Interests (all security to be first ranking) as condition precedent to initial $40m issuance	Additional security to be provided / actions to be taken within the timeframes set out below and subject to criteria below
	Holdco, Finco or EU Guarantors; (iii) other intercompany receivables of the EU Guarantors that can practically be pledged under local law, to be discussed and agreed	(ii) floating charge over trade receivables Netherlands: All Asset Security – see under North American security below
Inventory	Pledges over inventory owned by the EU Guarantors, as applicable (approx. $110m in France; $80m in Spain and $2.5m in Norway as of Oct ’20)

France: Non-possessory pledge of moveable assets (art.2333 cc)

Spain: Registered pledge (prenda sin desplazamiento) (the execution of the non-possessory security to be by way of poliza notarial (not notarial deed) and is not required to be updated) [11]

Norway: Floating charge

France: by the date falling 60 days after the Transaction Effective Date will provide possessory pledge over moveable assets if:

(i)
the fees, costs and expenses relating to the provision of such possessory pledge (and the compliance with the requirements of that pledge) are not disproportionate to the benefit to be obtained by the secured parties; and/or
(ii)
the granting of such possessory pledge (and compliance with the requirements thereof) would not unduly disrupt the business of the relevant security provider.

11 Note: To be confirmed during documentation of the security by respective local counsels as to what the standard practice is with the relevant local registries, if updates are required, they will be as per standard practice and as agreed between local counsels.

4816-3932-1062

Security	Description	Security Interests (all security to be first ranking) as condition precedent to initial $40m issuance	Additional security to be provided / actions to be taken within the timeframes set out below and subject to criteria below
Netherlands: All Asset Security – see under North American security below
Pledge over the PP&E

Norway: (approx. $16m as of 2017): (i) floating charge over machinery, plant and equipment and (ii) mortgage over real property

Netherlands: All Asset security – see North American security section below

Spain: Promissory mortgage in respect of each of the real property at Boo, Monzon, Sabon and Purteolano

France: (i) notarised mortgage (hypothèque) over real property and (ii) non-possessory pledge of moveable assets over equipment (art.2333 cc). will be entered into and filing for registration shall be made by the Transaction Effective Date.

The relevant registrations and stamping in respect of the security described above shall be completed by the date falling 60 days after the Transaction Effective Date.

Given the value of the individual sites and stamp duty owed when granting a mortgage over the real property, the mortgage will be limited to (and stamped at) 120% of the value of the property as per the 2000-2005 valuation (unless by the time of the stamping updated valuations have already been obtained, in which case the stamping will be at 120% of the amount of the updated valuation) at each site rather than the total debt obligations. Sites over which security will be granted are (approx.

4816-3932-1062

Security	Description	Security Interests (all security to be first ranking) as condition precedent to initial $40m issuance	Additional security to be provided / actions to be taken within the timeframes set out below and subject to criteria below

EUR 90m aggregate value of PP&E, valuation information from 2000-2005):

●
Laudun (EUR 8.9m)
●
Les Clavaux (EUR 9.6m)
●
Chateau Feuillet (EUR 26.8m)
●
Pierrefitte (EUR 8.9m)
●
Anglefort (EUR 7.2m)
●
Montricher (EUR 6.8m)
●
Dunkirk (EUR 18.7m)

Each security provider will use its reasonable endeavours to complete updated valuations before the security provided in respect of its relevant property is stamped and registered as described above, however, if the valuations have not been completed by such time, updated valuations shall in any case be carried out by the date falling 60 days after the Transaction Effective Date.  If a valuation states that the value of a property has increased, and the mortgage for such property has already been stamped before that updated valuation is obtained, the mortgage for such property shall be re-stamped

4816-3932-1062

Security	Description	Security Interests (all security to be first ranking) as condition precedent to initial $40m issuance	Additional security to be provided / actions to be taken within the timeframes set out below and subject to criteria below at 120% of the higher value unless the fees, costs and expenses relating to the additional stamping are disproportionate to the benefit to be obtained by the secured parties.

If an updated valuation is obtained before a mortgage has been stamped and the updated valuation is lower than that set out above, the mortgage shall be stamped at 120% of the updated valuation.

Spain: movable assets mortgage (hipoteca mobiliaria) and real property mortgage will be entered into and the relevant filing for registration made by the Transaction Effective Date.

The relevant registrations and stamping in respect of the security described above shall be completed by the date falling 30 days after the Transaction Effective Date.

Given value of PP&E at individual sites and stamp duty owed when granting this security, the security will be limited to (and stamped at) 120% of the value of the property as per the updated valuations carried out ahead of entering into the mortgage (as

4816-3932-1062

Security	Description	Security Interests (all security to be first ranking) as condition precedent to initial $40m issuance	Additional security to be provided / actions to be taken within the timeframes set out below and subject to criteria below required by applicable law) for each site rather than the total debt obligations.  Sites over which security will be granted are (approx. EUR 40m aggregate value of PP&E, valuation information from 2000-2005, to be updated as per the updated valuations):

●
Boo (EUR 20.8m)
●
Monzon (EUR 8.9m)
●
Sabon (EUR 12.1m)
●
Purteolano

Mine concessions	Security over the Sonia, Conchitina, Segunda, Esmeralda, Trasmonte, Merlan and/or Cristina mine concessions

By the date falling 60 days after the Transaction Effective Date, each concessionaire to use its reasonable endeavours to obtain consent of the relevant counterparty / competent authority for the grant of security over its rights under such mine concession.

Such security to be provided unless:

(i)
the fees, costs and expenses relating to the provision of such security are disproportionate to the benefit to be obtained by the secured parties; and /or

4816-3932-1062

Security	Description	Security Interests (all security to be first ranking) as condition precedent to initial $40m issuance	Additional security to be provided / actions to be taken within the timeframes set out below and subject to criteria below
(ii) the granting of such security would unduly disrupt the business of the relevant security provider.
Leases	Security over the Chambery, Cabenetas and/or Madrid leaseholds

By the date falling 60 days after the Transaction Effective Date, each, Lessee to use its reasonable endeavours to obtain consent of the lessor for the security assignment of rights of the lessee under each lease.

Such security assignment to be provided unless:

(i)
the fees, costs and expenses relating to the provision of such security assignment are disproportionate to the benefit to be obtained by the secured parties; and /or
(ii)
the granting of such security assignment would unduly disrupt the business of the relevant security provider.

4816-3932-1062

Proposed North American Security

Security	Description	Security Interests (all security to be first ranking) as condition precedent to initial $40m issuance	Additional security to be provided as part of the final security package on closing - subject to legal and commercial consideration
Share pledge	Pledge of shares in each existing ABL Guarantor

US – (1) Pledge and Security Agreement (US Guarantors) and (2) Non-Recourse Pledge Agreement over Globe Speciality Metals, Inc. (currently provided by Ferro PLC but to be amended per new holding structure)

Canada – Pledge Agreement over QSIP Canada ULC provided by GSM Netherlands BV

Netherlands – Deed of Pledge (including notarial deed of pledge on shares)

US UCC Article 9 Security Interest

First priority lien over the below as per the existing security provided under the ABL (to be released):

-
Equipment and fixtures (see below values for PP&E)
-
Insurance policies
-
General intangibles, instruments and letter of credit rights relating to the foregoing
US – Pledge and Security Agreement

4816-3932-1062

-
Supporting obligations relating to the foregoing
-
Books and records relating to the foregoing
-
Products and proceeds of the foregoing
-
Accounts receivable
-
Payment intangibles
-
Inventory
-
Deposit, securities and commodities accounts and cash and other assets contained therein
-
Claims under business interruption insurance and credit insurance
-
General intangibles, instruments, documents, insurance claims, licenses and chattel paper
-
Supporting obligations relating to the foregoing
-
Books and records relating to the foregoing
-
Products and proceeds relating to the foregoing

4816-3932-1062

All asset security (Canada)

First priority lien provided by QSIP Canada ULC over:

-
Accounts
-
Chattel Paper
-
Documents of Title
-
Equipment
-
Goods
-
Instruments
-
Intangibles
-
Inventory
-
Investment Property
-
Money
-
Real property
-
Trade receivables
Canada – general security agreement
All asset security (the Netherlands)	First lien provided by GSM Netherlands BV over: - Bank accounts - insurance receivables - intellectual property rights - intercompany receivables - movable assets - trade receivables	Netherlands - Deed of pledge
Real property	Mortgage over property

Mortgages at below sites (approx. value of PP&E as of 2015):

●
Beverly (Waterford, OH) ($61.7m)
●
Selma (Selma, AL) ($24.1m)
●
Bridgeport (Bridgeport, AL) ($17.5m)
●
Aurora (Aurora, IN) ($1.1m) (unless the fees, costs and expenses relating to

4816-3932-1062

the provision of such mortgage are disproportionate to the benefit to be obtained by the secured parties)
Leases	Security over the Prattville, Miami and Ft Pierce leaseholds

By the date falling 60 days after the Transaction Effective Date, each Lessee to use its reasonable endeavours to obtain consent of the lessor for the security assignment of rights of the lessee.

Such security assignment to be provided unless:

(i)
the fees, costs and expenses relating to the provision of such security assignment are disproportionate to the benefit to be obtained by the secured parties; and /or
(ii)
the granting of such security assignment would unduly disrupt the business of the relevant security provider.

4816-3932-1062

Schedule 6
Outline Implementation Steps
Action		Milestone Date
Signing of LUA by day 1 parties
(i)	Conditions to effectiveness of Lock-Up Agreement: ● New Equity Backstop Letter signed ● New Debt Backstop Letter signed ● Cleansing ● AHG Adviser and Tyrus Legal Adviser fees paid	Concurrent with, or as soon as reasonably practicable following, signing of LUA
Lock-Up Effective Date – Ferroglobe to announce occurrence of Lock-Up Effective Date		As soon as reasonably practicable following signing of LUA
(ii)	All outstanding AHG due diligence requests submitted prior to Lock-Up Effective Date completed to the satisfaction of the Majority Ad Hoc Group	10 Business Days following Lock-Up Effective Date
Consent Fee Deadline		10 Business Days following Lock-Up Effective Date
(iii)	Transaction Implementation Option determined (based on % Consenting Noteholders as at Consent Fee Deadline)	5 Business Days following Consent Fee Deadline
(iv)	Agreed Form documents ● Tax Paper finalised ● Steps Paper in Agreed Form	20 Business Days following Lock Up Effective Date
(v)	Implementation of Group Reorganisation: ● Incorporation of NewCos ● Group Reorganisation	25 Business Days following Lock Up Effective Date
(vi)	Agreed Form Documents: ● Terms and conditions of the New $60m Notes (including initial security package)	25 Business Days following Lock-Up Effective Date

4816-3932-1062

(vii)

Implementation process for New $60m Notes:

●
Issue $40m of New $60m Notes to backstop providers (including initial security package)
●
New $60m Notes (including original $40m issued to backstop providers) to be offered to Existing $350m Noteholders as part of implementation process for Existing $350m Notes Amendments
●
Irrevocably instruct payment of fees under the New Debt Backstop Letter, in accordance with the Interim Funds Flow Statement
30 Business Days following Lock-Up Effective Date
(viii)

Agreed Form Documents:

●
Terms and conditions of the Reinstated $350m Notes (including security package) and Outstanding $60m Notes (if applicable) in Agreed Form
●
Notes ICA in Agreed Form
●
Pro forma ICA with any asset-backed lenders in Agreed Form
40 Business Days following Lock-Up Effective Date
(ix)

Implementation process for Existing $350m Notes Amendments:

●
>98% commence Exchange Offer and Covenant Strip by sending consent request to Existing $350m Noteholders

OR

●
<98% commence Scheme by sending consent request process for initial governing law amendments / EoD waivers to Existing $350m Noteholders
45 Business Days following Lock-Up Effective Date
(x)	Filing of 20-F	30 April 2021

4816-3932-1062

(xi)

Implementation process for New $40m Equity:

●
Filing of form F-3 for registration of New $40m Equity
●
Filing of form F-3 for registration of shares representing the Equity Offering backstop arrangements*
●
Filing of form F-3 for registration of shares representing fees under the New Equity Backstop Letter*
5 Business Days following filing of 20-F
(xii)	Implementation process for Existing $350m Notes Amendments: ● Filing of form F-3 for registration of shares representing Equity Fees*	5 Business Days following filing of 20-F
(xiii)	Implementation process for New $40m Equity: ● Launch Equity Offering for New $40m Equity	5 Business Days following the date the SEC declares the registration statement effective (if the SEC declares it effective)
(xiv)

Closing actions, to occur in a manner agreed between Ferroglobe, Tyrus and the Majority Ad Hoc Group:

●
Issue and allot shares representing the New $40m Equity, in accordance with the Equity Offering and/or the New Equity Backstop Letter
●
Issue additional $20m of New $60m Notes
●
Effect Existing $350m Notes Amendments
As soon as reasonably practicable following completion of implementation processes
(xv)

Payment of Fees, in accordance with the Closing Funds Flow Statement:

●
Issue shares representing fees and irrevocably instruct any cash payments under or as contemplated in the New Equity Backstop Letter
●
Issue shares representing Equity Fees to relevant noteholders of Existing $350m Notes
●
Instruct payment of Cash Consent Fees to relevant holders of Existing $350m Notes
On the Transaction Effective Date

4816-3932-1062

Transaction Effective Date – Ferroglobe to announce occurrence of Transaction Effective Date	Long-Stop Date
Long-Stop Date	6 months following the Lock-Up Effective Date

* Combined form F-3

4816-3932-1062